As filed with the Securities and Exchange Commission on February 2, 2023

Registration No. 333-269411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10

MAG SILVER CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

1040

(Primary Standard Industrial Classification Code Number, if applicable)

Not applicable

(I.R.S. Employer Identification No., if applicable)

#770-800 West Pender Street

Vancouver, BC, Canada V6C 2V6

Tel: 604-630-1399

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Telephone: 302-738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher J. Cummings, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, ON, Canada M5K 1J3 Tel: 416-504-0522 Fax: 416-504-0530	Bob J. Wooder Blake, Cassels & Graydon LLP 595 Burrard Street P.O. Box 49314 Suite 2600, Three Bentall Centre Vancouver, BC, Canada V7X 1L3 Tel: 604-631-3330 Fax: 604-631-3309

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐	at some future date (check the appropriate box below):

1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2. ☐

pursuant to Rule 467(b) on (    ) at (    ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3. ☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

FINAL SHORT FORM PROSPECTUS

New Issue	February 2, 2023

MAG SILVER CORP.

US$40,067,750

2,735,000 Common Shares

This prospectus qualifies the distribution of 2,735,000 common shares (the “Offered Shares”) of MAG Silver Corp. (the “Company”, “MAG” or “we”) in each of the provinces and territories of Canada, other than Québec, at a price (the “Offering Price”) of US$14.65 per Offered Share (the “Offering”) pursuant to an underwriting agreement dated January 26, 2023 (the “Underwriting Agreement”) between the Company, BMO Nesbitt Burns Inc. and Raymond James Ltd. (the “Lead Underwriters”) and Canaccord Genuity Corp., H.C. Wainwright & Co., LLC, National Bank Financial Inc., Roth Canada Inc., TD Securities Inc. and Scotia Capital Inc. (together with the Lead Underwriters, the “Underwriters”). The Offering Price of the Offered Shares was determined between the Company and the Underwriters.

The Offering is being made concurrently in the United States under the terms of a registration statement on Form F-10 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The Offered Shares will be offered through the Underwriters either directly or through their respective U.S. or Canadian broker-dealer affiliates or agents. H.C. Wainwright & Co., LLC is not registered as an investment dealer in any Canadian jurisdiction for the purposes of the Offering and, accordingly, will not offer and sell the Offered Shares in Canada.

The outstanding common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “MAG” and the NYSE American, LLC (the “NYSE American”) under the trading symbol “MAG”. On February 1, 2023, being the last full trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX and NYSE American was C$18.57 and US$13.91, respectively. The TSX has conditionally approved the listing of the Offered Shares on the TSX. The Company has also applied to list the Offered Shares on the NYSE American. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and NYSE American, as applicable.

Price: US$14.65 per Offered Share

	Public Offering Price		Underwriters’ Fee		Net Proceeds to the Company (1)
Per Offered Share	US$	14.65	US$	0.7325	US$	13.9175
Total (2)	US$	40,067,750	US$	2,003,387.50	US$	38,064,362.50

Notes:
(1)

After deducting the commission to be paid to the Underwriters (the “Underwriters’ Fee”), but before deducting the expenses of the Offering, which are estimated at US$300,000.00 and will be paid by the Company from the proceeds of the Offering. The net proceeds payable to the Company will be derived from the sale of the Offered Shares.

(2)

The Company has granted the Underwriters an over-allotment option (the “Over-Allotment Option”), exercisable in whole or in part within 30 days from the date of closing of the Offering, to purchase up to 410,250 additional Common Shares (the “Additional Shares”) at the same price as set forth above, to cover over-allotments, if any, and for market stabilization purposes. See “Plan of Distribution”. If the Over-Allotment Option is exercised in full, the total public Offering Price, Underwriters’ Fee and net proceeds to the Company (after deducting the Underwriters’ Fee but before deducting the expenses of the Offering) will be US$46,077,912.50, US$2,303,895.63 and US$43,774,016.87, respectively. This prospectus also qualifies under applicable Canadian securities laws the distribution of the Over-Allotment Option and any Additional Shares that may be delivered upon the exercise of the Over-Allotment Option.

When used herein, unless otherwise indicated or the context otherwise requires, all references to Offered Shares include any Additional Shares issued in connection with any exercise of the Over-Allotment Option.

The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if as and when issued, and, accepted by the Underwriters, in accordance with the conditions contained in the Underwriting Agreement described under “Plan of Distribution” and subject to the approval of certain legal matters on behalf of MAG by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to U.S. legal matters, and on behalf of the Underwriters by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that the closing of the Offering will occur on or about February 7, 2023 (the “Closing”), or such other date as may be agreed between the Company and the Underwriters, but in any event no later than 42 days following the date of the receipt for this prospectus. A purchaser who acquires Offered Shares forming part of the Underwriters’ over-allocation position acquires those Offered Shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. An electronic deposit ID evidencing the Offered Shares is expected to be registered to CDS Clearing and Depository Services Inc. (“CDS”) and will be deposited with CDS at the Closing. See “Plan of Distribution”.

The total gross proceeds from the Offering will be US$40,067,750.00. The Company estimates that the net proceeds from the Offering will be approximately US$37.8 million, after deducting the Underwriters’ Fee of approximately US$2.0 million and the expenses of the Offering, which are estimated to be approximately US$300,000. If the Underwriters’ Over-Allotment Option is exercised in full, the net proceeds to the Company will be approximately US$43.5 million.

In connection with the Offering, subject to applicable laws, the Underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell all of the Offered Shares, the initial Offering Price may be decreased, and further changed from time to time, to an amount not greater than the initial Offering Price. Notwithstanding any reduction by the Underwriters on the Offering Price, the Company will still receive net proceeds of US$13.9175 per Offered Share purchased by the Underwriters pursuant to this Offering. See “Plan of Distribution”.

In addition to the Offering, the Company has agreed to sell and the Underwriters have agreed to purchase, on a private placement basis (the “Flow-Through Private Placement”), 843,000 Common Shares (the “Flow-Through Shares”) issued on a “flow-through basis”, as defined in the Tax Act (as defined herein), at a price of C$23.75 per Flow-Through Share for aggregate gross proceeds of approximately C$20 million. This prospectus does not qualify the distribution of the Flow-Through Shares and completion of the Offering is not conditional upon the closing of the Flow-Through Private Placement. The Flow-Through Private Placement is expected to close on or about February 16, 2023. See “Flow-Through Private Placement”.

Dr. Peter Megaw, who has provided consent to the incorporation by reference into this prospectus of certain technical information for which he is the responsible qualified person, resides outside of Canada and has appointed an agent for service of process in Canada. See “Agent for Service of Process”.

An investment in the Offered Shares bears certain risks. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and the risk factors in the Company’s documents which are incorporated by reference herein for a description of risks involved in an investment in the Offered Shares.

Our head office is located at 770, 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, and our registered office is located at 2600 - 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada.

Investors should rely only on current information contained in or incorporated by reference into this prospectus as such information is accurate only as of the date of the applicable document. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus or the date of any documents incorporated by reference herein.

This Offering is being made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by Canada and the United States, to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board and as amended from time to time, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Offered Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully in this prospectus, including the Canadian federal income tax consequences applicable to a foreign controlled Canadian corporation that acquires Offered Shares. Investors should read the tax discussion in this prospectus and consult their own tax advisors with respect to their own particular circumstances. See “Certain Canadian Federal Income Tax Considerations”, “Certain United States Federal Income Tax Considerations” and “Risk Factors”.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that MAG is incorporated under the laws of the Province of British Columbia, Canada, that the majority of the Company’s officers and directors and some or all of the experts named in this prospectus are residents of a country other than the United States, and that a substantial portion of the Company’s assets and the assets of those officers, directors and experts are located outside of the United States.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or of any sale of our securities pursuant thereto. Our business, financial condition, financial performance and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and the documents incorporated by reference in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus, unless otherwise indicated, all dollar amounts and references to “US$” are to U.S. dollars and references to “C$” or “$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information”.

The Company is not, and the Underwriters are not, making an offer of the Offered Shares in any jurisdiction where the offer is not permitted by law.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “MAG” or the “Company”, refer to MAG Silver Corp. together with our subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

Unless otherwise indicated, technical disclosure regarding our properties included or incorporated by reference herein, including all mineral resource estimates contained in such technical disclosure, has been prepared in accordance with the requirements of National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC under subpart 1300 of Regulation S-K (the “SEC Modernization Rules”). The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Company prepared the mineral resource estimates under the standards adopted under the SEC Modernization Rules.

We prepare our financial statements, which are incorporated by reference to this prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). In addition to using financial measures prescribed by IFRS, this prospectus, and the documents incorporated by reference into this prospectus, include references to non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other issuers. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our financial performance from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS.

CAUTIONARY NOTE TO INVESTORS CONCERNING ESTIMATES OF MINERAL RESOURCES

Investors are cautioned not to assume that any part, or all, of the mineral deposits categorized as “inferred mineral resources” or “indicated mineral resources” will ever be converted into mineral reserves. “Inferred mineral resources” are mineral resources for which quantity and grade or quality are estimated based on limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. “Inferred mineral resources” are based on limited information and have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility, although it is reasonably expected that the majority of “inferred mineral resources” could be upgraded to “indicated mineral resources” with continued exploration.

Under Canadian rules, estimates of inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them to enable them to be categorized as mineral resources and, accordingly, may not form the basis of feasibility or pre-feasibility studies, or economic studies except for a preliminary economic assessment as defined under NI 43-101. Indicated and inferred mineral resources that are not mineral resources do not have demonstrated economic viability.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking information” and “forward looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking statements”), including the “safe harbour” provisions of provincial securities legislation, the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act. Such forward-looking statements include, but are not limited to:

•	the timing of the Offering and the Flow-Through Private Placement;

•	the listing of the Offered Shares on the TSX and NYSE American;

•	the proposed use of proceeds of the Offering and the Flow-Through Private Placement;

•	the future price of silver, gold, lead, zinc and copper;

•	the estimation of mineral resources;

•	preliminary economic estimates relating to the Juanicipio Project (as defined herein);

•	estimates of the time and amount of future silver, gold, lead, zinc and copper production for specific operations;

•	estimated future exploration and development expenditures and other expenses for specific operations;

•	permitting timelines;

•	the Company’s expectations regarding impairments of mineral properties;

•	the anticipated benefits and synergies with respect to the acquisition (the “Gatling Acquisition”) of Gatling Exploration Inc. (“Gatling”);

•	the expected timeline to commercial production at the Juanicipio Project;

•	the expected timeline for the processing plant at the Juanicipio Project to be fully commissioned;

•	the amount of mineralized development material to be processed through the Fresnillo plc (“Fresnillo”) plants;

•	the annual exploration expenditures to be paid by the Company on its share of exploration on the Juanicipio Project;

•	the annual exploration expenditures to be paid by the Company on the Deer Trail Project (as defined herein), the Larder Project (as defined herein) and other exploration projects;

•	initiation of the drilling campaign associated with the Larder Project;

•	the expected capital and sustaining capital requirements to achieve commercial production at the Juanicipio Project;

•	amendments to the Mexican federal labour law on labour subcontracting in Mexico and their potential impacts;

•	the Company’s expectations regarding the sufficiency of its capital resources and requirements for additional capital;

•	litigation risks;

•	currency and interest rate fluctuations;

•	environmental risks and reclamation cost; and

•	changes to governmental laws and regulations.

When used in this prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to the Company or management, are intended to identify forward-looking statements. Such statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.

Forward-looking statements are necessarily based upon estimates and assumptions, which are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, regarding future business decisions, are subject to change. Assumptions underlying the Company’s expectations regarding forward-looking statements contained in this prospectus include, among others:

•	our ability to manage our growth effectively;

•	the absence of material adverse changes in our industry or the global economy;

•	trends in our industry and markets;

•	our ability to maintain good business relationships;

•	our ability to manage and integrate acquisitions;

•	our mineral resource estimates, and the assumptions upon which they are based;

•	our ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals;

•

our expectation that our operations will not be significantly disrupted as a result of political instability, pandemics and communicable diseases, nationalization, terrorism, sabotage, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development or exploration risks;

•	the Company and Fresnillo will agree on the manner in which Juanicipio will operate, including agreement on development plans, exploration plans and capital expenditures;

•	Juanicipio will not experience any significant uninsured production disruptions that would materially affect operations;

•	our ability to meet the expected timelines to production;

•	our ability to retain key personnel;

•	our ability to raise sufficient debt or equity financing to support our continued growth;

•	the timely receipt of required approvals and permits;

•	that the Company will continue to have sufficient working capital to fund its operations;

•	that the price of silver, gold, lead and zinc will not decline significantly or for a protracted period of time;

•	the global financial markets and general economic conditions (including monetary policies and rates of inflation) will be stable and conducive to business in the future;

•	preliminary economic estimates and the assumptions upon which they are based relating to the Juanicipio Project; and

•	our mineral resource estimates and the assumptions upon which they are based.

Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	the potential for no commercially mineable deposits due to the speculative nature of the Company’s business;

•	none of the properties in which the Company has an interest having any mineral reserves;

•	estimates of mineral resources being based on interpretation and assumptions which are inherently imprecise;

•	no guarantee of surface rights for the Company’s mineral properties or those it has an interest in;

•

no guarantee of the Company’s ability to obtain all necessary licenses and permits that may be required to carry out exploration and development of its mineral properties or those it has an interest in and business activities;

•

risks related to the properties in which the Company has an interest being primarily located in foreign jurisdictions, including Mexico, which may be subject to political instability, governmental relations and increased police and military enforcement action against criminal activities;

•	the effect of global economic and political instability on the Company’s business;

•	risks related to supply chain disruptions;

•	the Company’s liquidity and long term ability to raise the capital required to execute its business plans may be affected by market volatilities;

•	the effect of virus outbreaks, including the COVID-19 outbreak as a global pandemic, on world markets and the Company’s business;

•	emerging climate change regulations could result in significant costs and climate change may result in physical risks to a mining company’s operations;

•	risks related to maintaining a positive relationship with the communities in which the Company operates;

•	risks related to the Company’s ability to finance substantial expenditures required for commercial operations on its mineral properties or those it has an interest in;

•	the Company’s history of losses and, prior to 2020, no revenues from operations;

•	risks related to the negative cash flow from operating activities;

•

risks related to the Company’s ability to arrange additional financing, and possible dilution in or loss of the Company’s interests in its properties or those it has an interest in due to a lack of adequate funding;

•	risks related to the Company’s decision to participate in the development of the Juanicipio Project;

•	uncertainties and risks relating to the start-up of the Juanicipio Project;

•	risks related to construction;

•	our material property is in the development stage and many such projects experience cost overruns or delays;

•	risks related to limited operating history at Juanicipio in addition to risks associated with establishing new mining operations;

•	geotechnical risks associated with the design and operation of a mine and related civil structures;

•	the Company’s capital and operating costs, production schedules and economic returns are based on certain assumptions which may prove to be inaccurate;

•	risks of cost inflation or decreased availability of commodities consumed by or otherwise used by Juanicipio adversely affecting the Company;

•	risks related to access and availability of infrastructure, power and water;

•	risks related to ground water levels at the Juanicipio Project;

•	risks related to a lack of access to a skilled workforce;

•	labour risks;

•	risks related to amendments to the Federal labour law on labour subcontracting (or “outsourcing”);

•	risks related to the Juanicipio Project mine plan and mine design and the development timeline to production;

•

risks related to the Juanicipio Project not achieving the financial results and the development timeline consistent with the Resource Estimate and Preliminary Economic Assessment for the Juanicipio Project titled “MAG Silver Juanicipio NI 43-101 Technical Report (Amended and Restated)” dated October 21, 2017 and amended and restated on January 19, 2018 (the “2017 PEA”);

•	risks related to the capital requirements for the Juanicipio Project and the timeline to production;

•	risks related to the mine plan and mine design;

•	risks related to title, challenge to title, or potential title disputes regarding the Company’s mineral properties or those it has an interest in;

•	risks related to potential Indigenous rights claims made against the Company’s mineral properties and the complex nature of such claims;

•	risks related to the Company being a minority shareholder and non-operator of Minera Juanicipio (as defined herein);

•	risks related to the control of Juanicipio cashflows and operation through a joint venture;

•

risks related to the Company’s primary asset being held through a joint venture, which exposes the Company to risks inherent to joint ventures, including disagreements with joint venture partners and similar risks;

•	risks related to disputes with shareholders of Minera Juanicipio;

•	risks related to the influence of the Company’s significant shareholders over the direction of the Company’s business;

•	the potential for legal proceedings to be brought against the Company;

•	risks related to environmental regulations;

•	the highly competitive nature of the mineral exploration industry;

•	the Company may experience difficulties managing and integrating acquisitions;

•	risks related to equipment shortages, access restrictions and lack of infrastructure on the Company’s mineral properties or those it has an interest in;

•	the Company’s dependence upon key personnel;

•	the Company’s dependence on certain related party service providers Minera Cascabel S.A. de C.V. (“Cascabel”) and IMDEX Inc. (“IMDEX”) to conduct some of its operations in Mexico;

•	the Company’s dependence on Fresnillo to attract, train and retain qualified personnel;

•	the Company’s dependence on Fresnillo, as the Juanicipio Project operator, to supervise and operate the Juanicipio Project;

•	risks related to directors or officers being, or becoming, associated with other natural resource companies which may give rise to conflicts of interest;

•	currency fluctuations (particularly the C$/US$ and US$/Mexican Peso exchange rates) and inflationary pressures;

•	cyber security risks may impact the Company’s business;

•	risks related to mining operations generally;

•	risks related to natural disasters;

•	tailing/permit risks;

•	risks related to fluctuation of mineral and metal prices and their marketability;

•	the Company may be subject to reputational risk;

•	risks related to the adverse application of new or existing laws, including without limitation anti-corruption laws, human rights laws and Mexican foreign investment, income tax laws and Mexican laws;

•	the Company being subject to Canadian disclosure practices concerning its mineral resources which allow for more disclosure than is permitted for domestic U.S. reporting companies;

•	risks related to the Company’s internal controls over financial reporting and compliance with applicable accounting regulations and securities laws;

•	any enforcement proceedings under Canada’s Extractive Sector Transparency Measures Act against the Company could adversely affect the Company;

•	the use of the net proceeds from the Offering and the Flow-Through Private Placement are subject to change;

•	an investment in the Offered Shares may result in the loss of an investor’s entire investment;

•	the Flow-Through Private Placement may not be completed;

•	risks relating to funding and property commitments and future sales or issuances of equity securities that may result in dilution to the Company’s shareholders;

•	the volatility of the price of the Company’s Common Shares;

•	risks related to changes in taxation laws applicable to the Company which may affect the Company’s profitability and ability to repatriate funds from foreign jurisdictions;

•	risks related to uninsured or partially insured losses;

•	the uncertainty of maintaining a liquid trading market for the Company’s Common Shares;

•	the Company could in the future be classified as a “passive foreign investment company” in the future which could have adverse U.S. federal income tax consequences for U.S. shareholders;

•	the difficulty of U.S. litigants effecting service of process or enforcing any judgments against the Company, as the Company, its principals and assets are located outside of the United States;

•	most of the Company’s mineral property assets being located outside of Canada;

•	risks related to dilution to existing shareholders if stock options (“Options”) are exercised;

•	risks related to dilution to existing shareholders if deferred share units, restricted share units or performance share units are converted into Common Shares of the Company; and

•	the history of the Company with respect to not paying dividends and anticipation of not paying dividends in the immediate future.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this prospectus under the heading “Risk Factors” and documents incorporated by reference herein. The Company’s forward-looking statements are based on the reasonable beliefs, expectations and opinions of management on the date the statements are made and, other than as required by applicable securities laws, the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

DOCUMENTS INCORPORATED BY REFERENCE

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer or Corporate Secretary of the Company at Suite 770, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6, telephone (604) 630-1399 and are also available electronically under the Company’s profile on the Canadian System for Electronic Document Analysis and Retrieval, or “SEDAR”, at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System, or “EDGAR”, at www.sec.gov.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus:

1.	annual information form of the Company dated March 31, 2022 for the year ended December 31, 2021 (the “Annual Information Form”);

2.

audited annual consolidated financial statements of the Company filed on March 31, 2022 for the years ended December 31, 2021 and 2020, together with the notes thereto and the reports of the independent registered public accounting firm thereon;

3.	management’s discussion and analysis of the Company dated March 31, 2022 for the years ended December 31, 2021 and 2020;

4.	unaudited condensed interim consolidated financial statements of the Company filed on November 10, 2022 for the three and nine months ended September 30, 2022 and 2021;

5.	management’s discussion and analysis of the Company dated November 10, 2022 for the three and nine months ended September 30, 2022;

6.	management information circular of the Company dated May 12, 2022 prepared for the purposes of the annual general and special meeting of the shareholders of the Company held on June 22, 2022; and

7.	material change report of the Company dated January 3, 2023 relating to the tie-in of the Juanicipio plant to the national power grid and the envisioned commissioning of the Juanicipio Project.

Any documents of the type required by section 11.1 of National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including those types of documents referred to above and press releases issued by the Company referencing incorporation by reference in this prospectus, if filed by MAG with the securities commissions or similar authorities in Canada after the date of this prospectus and prior to the completion or termination of the Offering shall be deemed incorporated by reference into the prospectus for the purposes of the Offering. Documents referenced in any of the documents incorporated by reference in this prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this prospectus are not incorporated by reference in this prospectus. These documents are available through the internet on SEDAR which can be accessed at www.sedar.com. In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the completion or termination of the Offering, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein). These documents are available through the internet on EDGAR which can be accessed at www.sec.gov.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus for the purpose of this Offering shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

Upon our filing a new annual information form, audited annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, annual financial statements and management’s discussion and analysis and all quarterly financial statements, supplemental information and material change reports filed prior to the commencement of our financial year in which the new annual financial statements are filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon our filing new condensed interim financial statements and the accompanying management’s discussion and analysis with the applicable securities regulatory authorities during the currency of this prospectus, all condensed interim financial statements and the accompanying management’s discussion and analysis filed prior to the new condensed interim financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in this prospectus under the heading “Documents Incorporated by Reference”, the following documents have been or will be filed with the SEC as part of the Registration Statement of which this prospectus forms a part: (i) the Underwriting Agreement described under the heading “Plan of Distribution”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Deloitte LLP; (iv) the consent of each “qualified person” for the purposes of NI 43-101 listed on the Exhibit Index of the Registration Statement; and (v) the consents of legal counsel.

EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Year ended December 31,
	2022	2021	2020
	US$	US$	US$
Closing	0.7383	0.7888	0.7854
High	0.8031	0.8306	0.7863
Low	0.7217	0.7727	0.6898
Average	0.7685	0.7980	0.7461

On February 1, 2023, the daily exchange rate as quoted by the Bank of Canada was C$1.00 = US$0.7507 (US$1.00 = C$1.3321).

THE COMPANY

The following description of the Company does not contain all of the information about the Company and its properties and business that you should consider before investing in the Offered Shares. You should carefully read the entire prospectus, including the sections titled “Risk Factors”, as well as the documents incorporated by reference herein before making an investment decision.

Summary Description of Business

MAG is a growth-oriented Canadian development and exploration company focused on becoming a top-tier primary silver mining company by exploring and advancing high-grade, district scale, precious metals projects in the Americas. Its principal focus and asset is the Juanicipio Project (44%), being developed with Fresnillo (56%), the operator. The Juanicipio Project is located in the Fresnillo Silver Trend in Mexico, the world’s premier silver mining camp, where the operator is currently advancing underground mine development and commissioning a 4,000 tonnes per day processing plant. Underground mine production of mineralized development material commenced in Q3 2020 and an expanded exploration program is in place targeting multiple highly prospective targets at Juanicipio. MAG is also executing multi-phase exploration programs at the Deer Trail 100% earn-in Project in Utah and the recently acquired Larder Project, located in the historically prolific Abitibi region of Canada.

Principal Project

Juanicipio Project

MAG owns 44% of Minera Juanicipio, S.A. de C.V. (“Minera Juanicipio”), a company incorporated under the laws of Mexico, which owns the high-grade silver Juanicipio Project located in the Fresnillo District, Zacatecas State, Mexico (the “Juanicipio Project”). Fresnillo is the project operator and holds the remaining 56%. On December 27, 2021, the Company and Fresnillo incorporated Equipos Chaparral, S.A. de C.V. (“Equipos Chaparral”) in the same ownership proportions as Minera Juanicipio for the purpose of holding the Juanicipio plant and mining equipment to be leased to Minera Juanicipio. As MAG has a 44% interest in each of Minera Juanicipio and Equipos Chaparral, the two are collectively referred to herein as the “Juanicipio Entities”.

MAG independently commissioned AMC Mining Consultants (Canada) Ltd. (“AMC”) to prepare the 2017 PEA. Fresnillo and MAG jointly approved the Juanicipio Project mine development on April 11, 2019, following which project construction commenced immediately and the underground mine development continued.

Development and exploration of, and production from, the Juanicipio Project are all being carried out by the project operator, Fresnillo, with MAG being represented in all board, technical committee and ad-hoc meetings of the Juanicipio Entities (see “Risk Factors – Risks Related to Minority Interest Investment in the Juanicipio Project” below.) MAG’s share of project costs is currently being funded by cash flow from underground mine production, by cash calls through its 44% interest in the Juanicipio Entities and, to a lesser extent, incurred directly by MAG to cover expenses related to its own commissioned technical studies and analyses, as well as direct project oversight. The Juanicipio Entities are governed by a shareholders’ agreement and corporate by-laws, pursuant to which each shareholder is to provide funding pro rata to their respective ownership interest. An operator services agreement will become effective upon initiation of commercial production whereby Fresnillo and its affiliates continue to operate the mine. Both lead and zinc concentrate off-take agreements have been executed by Minera Juanicipio with Met-Mex Peñoles, S.A. de C.V. (“Met-Mex”), under which both concentrates will be sold and treated at international benchmark market terms in Torreón, Mexico.

Underground development and construction of surface infrastructure and facilities has progressed largely according to the plan envisioned in the 2017 PEA, with the exception of the commissioning of the 4,000 tpd processing facility. In late 2021, the ‘Comisión Federal de Electricidad’ (“CFE”), the state-owned electrical company, notified Fresnillo that approval to complete the tie-in to the national power grid could not yet be granted and the mill commissioning timeline would therefore be extended. This delay primarily related to staffing effects related to the COVID-19 pandemic on the state-owned electrical company. To mitigate the effect on cash flow generation from the Juanicipio Project while CFE approvals were pending, Fresnillo made available unused plant capacity at its Saucito and Fresnillo operations to process mineralized material produced at the Juanicipio Project during this period, matching commissioning and ramp up tonnages that were previously expected, where possible.

On December 28, 2022, the Company announced its receipt of CFE approval, the completion of the electrical tie-in to the national power grid and the envisioned commissioning of the 4,000 tpd processing facility. Fresnillo has advised an objective of reaching full nameplate capacity in the second quarter of 2023. Once commissioning is concluded, high-grade mineralized material will be processed at the Juanicipio plant and, to the extent mining rates allow, will continue to be processed at the nearby Saucito and Fresnillo operations.

Other Exploration Properties

The Company has an interest in concession rights in other non-material properties on which the exploration is managed directly by MAG. Exploration on these interests, when undertaken, is undertaken by contracted service providers. In the case of projects located in Mexico, MAG’s work is contracted with third parties, including Cascabel and IMDEX (Cascabel and IMDEX are related companies to MAG – see “Interest of Experts” below).

The Deer Trail Project

MAG entered into an option agreement (the “Deer Trail Agreement”) effective December 20, 2018 to consolidate and acquire 100% of the historic Deer Trail mine and surrounding Alunite Ridge area in Piute County, Utah (the “Deer Trail Project”). The counterparties to the Deer Trail Agreement contributed their respective Deer Trail claims and property rights to a newly formed company for a 99% interest in the company, with MAG holding the other 1% interest. MAG is the project operator and has the right to earn a 100% interest in the company and the Deer Trail Project, with the counterparties retaining a 2% net smelter return (“NSR”) royalty. In order to earn in 100%, MAG must make a total of $30 million in escalating annual exploration expenditures ($19,314,226 already expended to December 31, 2022) and $2 million in advanced royalty payments ($650,000 already paid to December 31, 2022), both over 10 years, which commenced in December 2018. The combined optional annual commitments do not exceed $2.5 million per year until after 2025. All minimum obligatory commitments under the Deer Trail Agreement have been satisfied and future work and payments are at the full discretion of the Company.

The Company believes that the Deer Trail Project is a silver-rich carbonate replacement deposit. Consolidating the property package allows MAG to apply its integrated district scale exploration model and apply new technologies to the search for an entire suite of mineralization styles expected to occur on the property.

The Larder Project

On May 20, 2022, the Company completed the Gatling Acquisition by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) pursuant to which Gatling became a wholly-owned subsidiary of the Company and the Company thereby acquired a 100% interest in the Larder Project located in the historically prolific Abitibi greenstone belt in Northern Ontario, Canada (the “Larder Project”). The Larder Project hosts three gold deposits along the Cadillac-Larder Lake Break, 35 km east of Kirkland Lake and is comprised of patented and unpatented claims, leases and mining licenses of occupation within the McVittie and McGarry Townships. The concessions associated with the Larder Project are all in good standing with various underlying obligations or royalties associated with various mineral claims and various payments upon a production announcement. MAG initiated a comprehensive data review and initial drilling campaign at the Larder Project in the second half of 2022. The drilling program is focused below and lateral to previously identified mineralization. Together with concurrent groundwork, MAG also expects to advance other high priority targets on the property.

Cinco de Mayo

In late 2012, certain members of the local Ejido challenged the Company’s surface right access to the Cinco de Mayo property located in Mexico and prevented the Company from obtaining the surface access permission required in the exploration permit process. As the Company has been unable to negotiate a renewed surface access agreement with the Ejido, a full impairment was recognized on the property in the year ended December 31, 2016; however, the concessions are still maintained in good standing.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition, financial performance and prospects could materially suffer. As a result, the trading price of our securities, including our Common Shares, could decline, and you might lose all or part of your investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, financial performance and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus, including our consolidated financial statements and related notes and the risk factors discussed under the heading “Risk Factors” in the Company’s most recently filed annual information form as part of its Form 40-F and available on SEDAR at www.sedar.com and the SEC website at www.sec.gov as such risk factors may be modified herein.

Risks Relating to the Company’s Business Operations

None of the properties in which the Company has an interest have any mineral reserves.

Currently, there are no mineral reserves (within the meaning of NI 43-101) on any of the properties in which the Company has an interest. Only those mineral deposits that the Company can economically and legally extract or produce, based on a comprehensive evaluation of cost, grade, recovery and other factors, are considered mineral reserves. Although Fresnillo has made statements that “mineral reserves” exist at the Juanicipio Project, they are not “mineral reserves” within the meaning of NI 43-101, and as such, no reliance should exist that they will in fact become “mineral reserves” within the meaning of NI 43-101.

The mineral resource estimates contained in the 2017 PEA are indicated and inferred mineral resource estimates only and no assurance can be given that any particular level of recovery of silver or other minerals from mineralized material will in fact be realized or that an identified mineralized deposit will ever qualify as a commercially mineable mineral deposit. In particular, inferred mineral resources are mineral resources for which quantity and grade, or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. Therefore, inferred mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility, although it is reasonably expected that the majority of “inferred mineral resources” could be upgraded to “indicated mineral resources” with continued exploration. Further, the economic assessment contained in the 2017 PEA is preliminary in nature, and actual capital costs, operating costs, production, economic returns and other estimates contained in studies or estimates prepared by or for the Company may differ from those described therein and herein, and there can be no assurance that actual costs will not be higher than anticipated.

Based on detailed engineering, actual equipment purchases and construction contracts, pre-operative capex from January 1, 2018, is estimated at US$440 million, reflecting expenditures incurred on underground development, capital costs to develop the project, supporting infrastructure, and bringing forward some capital to facilitate the underground mining. Substantial additional work, including mine design and mining schedules, metallurgical flow sheets and process plant designs, would be required in order to determine the economic viability of the deposits on the Company’s properties. Additional expenditures may be required to establish mineral reserves through drilling and metallurgical and other testing techniques. The costs, timing and complexities of upgrading the mineralized material to proven or probable mineral reserves may be greater than the value of the Company’s reserves on a mineral property and may require the Company to write-off the costs capitalized for that property in its financial statements. The Company cannot provide any assurance that future feasibility studies will establish mineral reserves at its properties. The failure to establish mineral reserves could restrict the Company’s ability to successfully implement its strategies for long-term growth.

Most exploration projects do not result in commercially mineable deposits.

Exploration for minerals and development of mining projects is a highly speculative venture necessarily involving substantial risk. The expenditures made by the Company on exploration and development described herein may not result in discoveries of commercial quantities of minerals.

Although the Juanicipio Project is under development and construction, and initial production has commenced, there is no certainty that the Juanicipio Project or any of the Company’s other properties will have commercial quantities of minerals. The commercial viability of a mineral deposit is dependent upon a number of factors which are beyond the Company’s control, including but not limited to the attributes of the deposit, commodity prices, government policies and regulation and environmental protection. Fluctuations in the market prices of minerals may render resources and deposits containing relatively lower grades of mineralization uneconomic. Further exploration or delineation will be required before a final evaluation as to the economic and legal feasibility of any of the Company’s properties is determined. Even if the Company completes its exploration programs and is successful in identifying additional mineral deposits, it will have to spend substantial funds on further drilling and engineering studies before it will know if it has a commercially viable mineral deposit. Most exploration projects do not result in the discovery of commercially mineable mineral deposits.

Estimates of mineral reserves and mineral resources, mineral deposits and production costs can be affected by such factors as environmental permit regulations and requirements, Indigenous communities’ rights, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. As a result, there is a risk such estimates are inaccurate. For example, the 2017 PEA includes a mineral resource estimate prepared by AMC in accordance with NI 43-101. The grade of precious and base metals ultimately discovered may differ from the indicated drilling results. If the grade of the mineral resource was lower, there would be a negative impact on the economics of the Juanicipio Project. There can be no assurance that precious metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The probability of an individual prospect ever having mineral reserves is extremely remote. If a property does not contain any mineral reserves, any funds spent on exploration and development of that property will be lost. The failure of the Company to find an economic mineral deposit on any of its exploration concessions will have a negative effect on the Company.

Estimates of mineral resources are based on interpretation and assumptions and are inherently imprecise.

The mineral resource figures referred to in the 2017 PEA, this prospectus and the documents incorporated herein by reference have been determined and valued based on assumed future prices, cut-off grades and operating costs. However, until mineral deposits are actually mined and processed, any mineral resources must be considered as estimates only. Fresnillo prepares its own internal mineral resource estimates annually in respect of the Juanicipio Project and such estimates may be materially different than those relied upon by the Company. Any such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. In addition, the grade and/or quantity of precious metals ultimately recovered may differ from that indicated by drilling results.

There can be no assurance that precious and base metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The grades of the reported mineral resource estimates are uncertain in nature and it is uncertain whether further technical studies will result in an upgrade to them. Further drilling on the mineralized zones is required to complement the current bulk sample and add confidence in the continuity of mineralized zones in comparison to the current block model. Any material change in the quantity of mineralization, grade or mineralization to waste ratio or extended declines in market prices for silver and to a lesser extent prices for gold, zinc, lead and copper, may render portions of the Company’s mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on the Company’s results of operations or financial condition.

Rights to use the surface of the Company’s mineral properties are not guaranteed.

The mineral properties in which the Company has an interest are generally located in remote and relatively uninhabited areas. Some properties, like the Juanicipio Project, are near towns and other habitations, but there are currently no areas of interest to the Company within its mineral concessions that are overlain by significant habitation or industrial users. However, there are potential overlapping surface usage issues in some areas. Some surface rights are owned by local communities or “Ejidos” and some surface rights are owned by private ranching or residential interests. The Company will be required to negotiate the acquisition of surface rights in those areas where it may wish to develop mining operations. In some areas the Company has been required or is in the process of negotiating compensation for surface rights holders in order to secure right of access. In some areas, surface right compensation has been negotiated and is awaiting formal government expropriation in its favour. The Company’s interest in a property or project could be adversely affected by an inability to obtain surface access permissions, or by challenges, regardless of merit, to existing surface access agreements.

There is no guarantee that licenses and permits required by the Company or Minera Juanicipio to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties.

The Company’s and Minera Juanicipio’s current and anticipated future operations, including further exploration, development and production activities on the Company’s properties, require permits from various national, state/provincial and local governmental authorities. The Company and Minera Juanicipio may not be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at their projects. In addition, the grant of required licenses and permits may be delayed for reasons outside the Company’s and Minera Juanicipio’s control. Failure to obtain such licenses and permits on a timely basis, or failure to comply with the terms of any such licenses and permits that the Company and Minera Juanicipio do obtain, may adversely affect their respective business as the Company and Minera Juanicipio would be unable to legally conduct their intended exploration, development, production of a commercially viable material, processing facility construction or mining work, which may result in increased costs, delay in activities or the Company or Minera Juanicipio losing its interest in its mineral properties.

The properties in which the Company has an interest are located primarily in Mexico.

The Company’s primary operations are currently conducted in a foreign jurisdiction, Mexico, and, as such, the Company’s operations are exposed to various levels of political, economic and other such risks and uncertainties. Risks and uncertainties include, but are not limited to, extreme fluctuations in currency exchange rates; high rates of inflation; labour unrest; the risks of war or civil unrest; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; changes in taxation policies; prohibitions on restrictions for carrying out mining activities due to legal actions by Indigenous communities; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, there have recently been reports of increased domestic and international political unrest, police and military enforcement action against drug cartels and a corresponding increase in violent crime in Mexico.

Criminal activities, or the perception that criminal activities are likely, may disrupt operations, hamper the ability to hire and keep qualified personnel and impair access to sources of capital. Risks associated with conducting business in the region include risks related to personnel safety and asset security. Risks may include, but are not limited to, kidnappings of employees and contractors, exposure of employees and contractors to local crime related activity and disturbances, exposure of employees and contractors to drug trade activity, and damage or theft including future gold shipments, if any. These risks could result in serious adverse consequences including personal injuries or death, property damage or theft, limiting or disrupting operations, restricting the movement of funds, impairing contractual rights and causing the Company to shut down operations, all of which may expose the Company to costs as well as potential liability. Such events could have a material adverse effect on the Company’s cash flows, earnings, results of operations and financial condition and make it more difficult for the Company to obtain required financing. Although the Company is developing procedures regarding these risks, due to the unpredictable nature of criminal activities, there is no assurance that the Company’s efforts will effectively mitigate risks and safeguard personnel and Company property.

Mexico is currently subject to political instability, changes and uncertainties, which may cause changes to existing governmental regulations affecting mineral exploration and mining activities. Mexico’s status as a developing country may make it more difficult for the Company to obtain any required financing for its projects. Any changes in governmental laws, regulations, economic conditions or shifts in political attitudes or stability in Mexico are beyond the control of the Company, and may adversely affect the Company’s business, including its interest in the Juanicipio Project.

Economic and political instability may affect the Company’s business.

The volatile global economic environment has created market uncertainty and volatility in recent years. Recent negative market trends and periods of instability in the market for metal commodities and related products as a result of global economic uncertainty, reduced confidence in financial markets and other macro-economic events that have been experienced in recent years, such as shifts in monetary policy in response to COVID-19, supply chain disruptions and/or heightened rates of inflation. These macro-economic events negatively affected the mining and minerals sectors in general, and the Company’s market capitalization has been significantly reduced in periods of market instabilities. Many industries, including the mining industry, are impacted by these market and economic conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks.

A slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, rates of inflation, fuel and energy costs, consumer debt levels, lack of available credit, cost of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company’s growth and profitability. Future economic shocks may be precipitated by a number of causes, including political conflict and unrest, world health pandemics, a significant rise or significant decrease in the price of oil and other commodities, supply chain disruptions, increases in inflation rates, the volatility of metal prices, geopolitical instability, terrorism, the devaluation and volatility of global stock markets and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact the Company’s ability to obtain equity or debt financing in the future on terms favorable to the Company or at all. In such an event, the Company’s operations and financial condition could be adversely impacted.

There are no assurances with respect to the relative strength and stability of future metal markets. The Company’s liquidity and long term ability to raise the capital required to execute its business plans may be affected by market volatilities.

The Company’s future profitability and the viability of development depends in part upon the world market price of silver, and to a lesser extent other metals including gold, lead, zinc and copper. Prices fluctuate widely and are affected by numerous factors beyond the Company’s control. The price of silver is influenced by factors including industrial and retail supply and demand, exchange rates, inflation rates, changes in global economies, confidence in the global monetary system, forward sales of silver and other metals by producers’ market activities, and speculators, as well as other global or regional political, social or economic events. The supply of silver and other metals consists of a combination of new mine production and existing stocks held by governments, producers, speculators and consumers, which could increase due to improved mining and production methods.

Prices and availability of commodities consumed or used in connection with exploration, development and mining, such as natural gas, diesel, oil and electricity, fluctuate and are subject to potential inflationary pressures, and these fluctuations affect the costs of production at various operations. These fluctuations can be unpredictable, can occur over short periods of time and may have a material adverse impact on the Company’s operating costs or the timing and costs of various projects.

The Company assesses on a quarterly basis the carrying values of its mineral properties. Should market conditions and commodity prices worsen and persist in a worsened state for a prolonged period of time, an impairment of the Company’s mineral properties may be required.

The Company’s activities may be impacted by the spread of COVID-19 or other virus outbreaks.

The COVID-19 pandemic or any future emergence and spread of similar pathogens could have an adverse impact on global economic conditions (including monetary policy and inflation) which may adversely impact the Company’s operations and the operations of the Company’s suppliers, contractors and service providers, and may negatively impact future fiscal periods in the event of prolonged disruptions associated with the pandemic. A sustained slowdown in global growth or demand, or a significant slowdown, could have an adverse effect on the price and/or demand for the Company’s products. COVID-19 and efforts to contain it, including any future restrictions on travel or other advisories issued, may have a significant effect on metal prices and demand, and potentially broader impacts on the global economy.

The economic impact of the COVID-19 pandemic may cause reduced customer demand, supply chain disruptions and increased government regulations, all of which may negatively impact the Company’s business and financial condition.

In addition, any future emergence and spread of COVID-19 or similar pathogens, could have a material adverse impact on global economic conditions, which may adversely impact: the market price of the Common Shares, the Company’s operations, its ability to raise debt or equity financing for the purposes of mineral exploration and development, delay of certain infrastructure contracts, and the operations of the Company’s suppliers, contractors and service providers.

Emerging climate change regulations could result in significant costs and climate change may result in physical risks to a mining company’s operations.

Governments are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to greenhouse gas emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, and the increased transitional risks evolve as society and industry work to reduce its reliance on carbon, the operating costs could increase at its operations. In addition, the physical risks of climate change may also have an adverse effect on the Company’s operations. These physical risks include changes in rainfall rates, rising sea levels, reduced water availability, higher temperatures, increased snowpack and extreme weather events. Such events could materially disrupt the Company’s operations if they affect the Juanicipio Project site, impact local infrastructure or threaten the health and safety of the Company’s or Fresnillo’s employees and contractors, and there can be no assurances that the Company or Fresnillo as operator of the Juanicipio Project will be able to predict, respond to, measure, monitor or manage the physical risks posed as a result of climate change factors. Climate-related risks could also result in shifts in demand for certain commodities, including precious metals. The Company’s own operations are exposed to climate-related risks as a result of geographical location. The Company has sought to reduce its environmental footprint and located its operations in appropriate facilities; however, the Company’s operations may be adversely affected by climate change factors. Therefore, such an event could result in material economic harm to the Company.

The Company acknowledges international and community concerns around climate change. The Company supports initiatives consistent with international initiatives on climate change. While some of the costs associated with reducing greenhouse gas emissions may be offset by increased energy efficiency and technological innovation, the increased government regulation may result in increased costs at some of its mining operations if the current regulatory trend continues.

The occurrence of any climate change violation or enforcement action may have an adverse impact on the Company’s operations, the Company’s reputation and could adversely affect the Company’s results of operations. As well, environmental hazards caused by third parties may exist on a property in which the owners or operators of the mining projects are not aware at present, and which could impair the commercial success, levels of production and continued feasibility and project development and mining operations on these properties.

Community relations may affect the Company’s business, including its interest in the Juanicipio Project.

Maintaining a positive relationship with the communities in which the Company operates, including with respect to the Juanicipio Project, is critical to continuing successful exploration, development and mining operations. As Fresnillo is the operator of the Juanicipio Project, the community relations maintained with respect to that project lie outside the direct control of the Company. Community support for operations is a key component of a successful exploration, development and operation of the project. As a business in the mining industry, the Company may come under pressure in the jurisdictions in which it explores, develops and operates, to demonstrate that other stakeholders benefit and will continue to benefit from the Company’s commercial activities. The Company may face opposition with respect to the Company’s current and future development, exploration projects and mining operations which could materially adversely affect the Company’s business, results of operations, financial condition and share price.

Risks Relating to Financing the Company’s Business Operations

Substantial expenditures are required for commercial operations and if financing for such expenditures is not available on acceptable terms, the Company may not be able to justify commercial operations.

Substantial expenditures are required to establish mineral reserves through drilling, to develop processes to extract the mineral resources and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, mineral resources may not be discovered in sufficient quantities to justify commercial operations, or the funds required for development may not be obtained at all or on terms acceptable to the Company.

The Company’s expenditures are currently funded from its cash balances, which are the proceeds of previous equity financings. The Company may require additional capital in the future from either equity or debt offerings to meet its project-related expenditures, as it is possible that the Company will not generate sufficient operating cash flow to meet all of its future expenditure requirements. The COVID-19 pandemic may make raising such capital difficult.

The Company has historically had negative cash flow from operating activities.

The Company had negative cash flow from operating activities during the nine-month period ended September 30, 2022 and financial year ended December 31, 2021 and there are no assurances that the Company will not experience negative cash flows in the future. The Company has experienced net losses in the past and may incur similar losses in the future until and unless it can derive sufficient cash flows from its investments in mineral projects. Future negative cash flows could have an adverse effect on the market price of the Common Shares.

The Company has a history of losses and values attributed to the Company’s assets may not be realizable.

The Company has a history of losses and, prior to 2020, no revenues from operations. The revenues generated at the Juanicipio Project in 2020, 2021 and 2022 from processing mineralized development material through the Fresnillo processing plants, net of processing and treatment charges, is being used by Minera Juanicipio to offset initial project capital cash requirements.

Prior to 2020, the Company had no proven history of performance, revenues, earnings or success. The amounts attributed to the Company’s exploration concessions in its financial statements represent acquisition, exploration and development costs and should not be taken to represent realizable value with certainty. The Company anticipates continued losses until the project enters commercial production on a profitable basis. If the Company is unable to generate revenues with respect to its properties on a consistent basis, the Company will not be able to earn profits which would adversely affect its business and prospects.

The Company’s future liquidity will depend upon its ability to arrange significant additional debt or equity financing.

The Company’s future liquidity may depend upon the ability of the Company to obtain the necessary financing to complete the development of its interests and achieve profitable production or, alternatively, upon the Company’s ability to dispose of its interests on a profitable basis. Given the Company has incurred losses from inception and does not have any operating cash flow, there can be no assurance that additional capital or financing will be available if needed or that, if available, the terms of such financings will be acceptable to the Company. If the Company raises additional funds through the sale of equity securities or securities convertible into equity securities, shareholders may have their equity interest in the Company diluted.

Adequate funding may not be available, resulting in the possible loss or dilution of the Company’s interests in its properties.

Sufficient funding may not be available to the Company for further exploration, development and operation of its property interests. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration, development and operation of the Company’s properties. If the Company becomes unable to meet its share of costs incurred under agreements to which it is a party, the Company may have its property interests subject to such agreements reduced as a result or even face termination of such agreements. In the case of the Juanicipio Project, all costs relating to the project are required to be shared by the Company and Fresnillo pro-rata based on their ownership interests in Minera Juanicipio, and if either party does not fund pro-rata, their ownership interest will be diluted in accordance with the Minera Juanicipio shareholders’ agreement.

The Company has an option to earn-in to the Deer Trail Project, and also has options to acquire interests in other mineral property claims. In order to obtain ownership of such mineral claims, it must make payments to the current owners and incur certain exploration expenditures on those properties. Accordingly, additional financing will be required to secure ownership of these mineral properties. Failure of the Company to make the requisite payments in the prescribed time periods may result in the Company losing its entire interest in the subject property and the Company will no longer be able to conduct certain aspects of its business as described in this prospectus.

The Company may not have sufficient funds to: (a) fund its proportionate share of the Minera Juanicipio required capital contributions; (b) fund the required annual exploration expenditures and royalty payments under the Deer Trail Agreement; (c) make the minimum expenditures to maintain its properties in good standing under applicable laws; (d) make the corresponding payments of semi-annual governmental (mining) duties to maintain its properties in good standing under applicable law; and (e) make the minimum expenditures to earn its interest in such properties. In such event, in respect of any of the properties, the Company may dilute its interest in such property interest, seek to enter into a partnership or joint venture, sell the subject property or elect to terminate its option.

The Company may require new capital to continue to operate its business and to continue with exploration, development and operation of its properties, and additional capital may not be available when needed, if at all.

Risks Relating to the Development of the Juanicipio Project

Juanicipio development decisions.

On April 11, 2019, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced formal approval of the Juanicipio mine development plan. On February 24, 2020, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced that mineralized material would be mined from the underground mine starting in mid-2020 (commenced August 2020) and that mineralized material would be processed in the nearby Fresnillo and Saucito plants until the full ramp of the Juanicipio processing plant is completed. The actual scope, design and operating results of the Juanicipio Project will differ from the scope, design and results envisaged in the 2017 PEA. While the results of the 2017 PEA are promising, by definition, a preliminary economic assessment is preliminary in nature and includes inferred mineral resources that are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mineral resources that are not mineral reserves do not demonstrate economic viability and there is no certainty that mineral resources will ever become mineral reserves. There can therefore be no certainty that the results in the 2017 PEA will be realized. In addition, the 2017 PEA was commissioned independently by MAG, and not by the Juanicipio Entities. Fresnillo is the project operator and the actual development plan and timeline may be materially different. As a result, there are additional risks as to the extent of capital and operating costs, mineral recovery and financial viability of the project.

Uncertainties and risks relating to the start-up of the Juanicipio Project.

The Company is subject to inherent uncertainties and risks related to the construction, commissioning and start-up of the Juanicipio Project, the principal of which include: problems with the completion and start-up of the processing plant; delays associated with contractors; delays associated with COVID-19; delays associated with production timelines; budget overruns due to changes in costs of power, fuel, labour, materials and supplies; and potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent activities.

The Company has prepared estimates of capital costs and/or operating costs for the Juanicipio Project, but no assurance can be given that such estimates will be achieved. Failure to achieve cost estimates or material increases in costs could have an adverse impact in future cash flows, profitability, results of operations and financial condition. It is common in new mining operations to experience such unexpected costs, problems and delays during construction, development and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, the Company cannot provide assurance that its activities will result in profitable mining operations at the Juanicipio Project.

The Company is subject to construction risks.

As a result of the substantial expenditures involved in development projects, developments are prone to material cost overruns versus budget. The capital expenditures and time required to develop new mines are considerable and changes in cost or construction schedules can significantly increase both the time and capital required to build the project.

Construction costs and timelines can be impacted by a wide variety of factors, many of which are beyond the control of the Company. These include, but are not limited to, weather conditions, ground conditions, performance of the mining fleet, availability of appropriate material required for construction, availability and performance of contractors and suppliers, delivery and installation of equipment, design changes, accuracy of estimates and availability of accommodations for the workforce.

Project development schedules are also dependent on obtaining the governmental approvals necessary for the operation of a project. The timeline to obtain these government approvals is often beyond the control of the Company and may also be affected by COVID-19 travel and site visit restrictions. A delay in start-up or commercial production would increase capital costs and delay receipt of revenues.

Development projects, such as the Juanicipio Project, are uncertain and it is possible that actual capital and operating costs and economic returns will differ significantly from those estimated for a project prior to production.

The development of the mine at the Juanicipio Project requires significant expenditures to complete the development phase and to achieve planned production targets. The economic feasibility of development projects is based on many factors, such as: estimation of mineral reserves, anticipated metallurgical recoveries, environmental considerations and permitting, future silver prices, and anticipated capital and operating costs of such projects.

The Juanicipio Project has no estimated mineral reserves upon which to confirm economic feasibility and limited operating history upon which to base estimates of future production and cash operating costs. Estimate of resources and anticipated cash operating costs are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and other factors. As a result, it is possible that actual capital and operating costs and economic returns will significantly differ from those currently estimated for the Juanicipio Project prior to production.

Any of the following events, among others, could affect the profitability of the Juanicipio Project: unanticipated changes in grades and tonnes of development and mineralized stope material to be mined and processed; unanticipated adverse geologic conditions; unanticipated adverse geotechnical conditions; unanticipated metallurgical recovery problems; incorrect data on which engineering assumptions are made; availability of labour; costs of processing and refining facilities; delays related to COVID-19; availability of economic sources of power; adequacy of water supply; adequate access to the site; unanticipated transportation costs; government regulations (including regulations with respect to the environment, prices, royalties, duties, taxes, permitting, restrictions on production, quotas on exportation of minerals); fluctuations in silver prices; and accidents, labour actions and force majeure events.

The Company’s capital and operating costs, production schedules and economic returns are based on certain assumptions which may prove to be inaccurate.

The Company’s expected capital and operating costs, production estimates, anticipated economic returns and other projections, estimates and forecasts for its mineral properties that are included in this prospectus and the documents incorporated by reference herein are based on assumed or estimated future metals prices, cut-off grades, operating costs, capital costs, rates of inflation, metallurgical recoveries, that the actual ore mined is amenable to mining or treatment, environmental considerations, labour volumes, permitting and other factors, any of which may prove to be inaccurate. The 2017 PEA includes estimates of future production, development plans, operating costs, capital costs and other economic and technical estimates for the Juanicipio Project. These estimates are based on a variety of factors and assumptions and there is no assurance that such production plans, costs or other estimates will be achieved. Actual production, costs and financial returns may vary significantly from the estimates depending on a variety of factors, many of which are not within the Company’s control.

The Company’s capital and operating costs are affected by the cost of commodities and goods such as explosives, fuel, electrical power and supplies. Significant declines in market prices for gold, silver and other metals could have an adverse effect on the Company’s economic projections. Management of the Company assumes that the materials and supplies required for operations, development and commercial production will be available for purchase and that the Company will have access to the required amount of sufficiently skilled labour. As the Company relies on certain third-party suppliers and contractors, these factors can be outside its control and an increase in the costs (due to inflation, impacts of the Russia and Ukraine conflict or otherwise) of, or a lack of availability (due to supply chain disruption or otherwise) of, commodities, goods and labour may have an adverse impact on the Company’s financial condition. The Company may experience difficulty in obtaining the necessary permits for its exploration, development or operational activities, if such permits are obtained at all, and may face penalties as a result of violations of permits or other environmental laws, which may cause delays and increases to projected budgets. Any of these discrepancies from the Company’s expected capital and operating costs, production schedules and economic returns could cause a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has in the past, and may in the future, provide estimates and projections of its future production, costs and financial results. In addition, Fresnillo, as operator of the Juanicipio Project, has in the past, and may in the future, provide estimates and projections of future production, costs and financial results expected from the Juanicipio Project.

The Company may encounter certain transportation and refining risks that could have a negative impact on its operations.

Mined materials and mineral concentrates containing combinations of metals that may be produced at the Juanicipio Project would be transported to refiners and smelters. This type of process involves certain environmental and financial risks. The Company could be subject to potential significant increases in transportation charges and treatment and refining charges. Transportation of such materials and mineral concentrates is also subject to numerous risks including, but not limited to, delays in delivery of shipments, roadblocks, theft and other criminal activities, civil unrest, weather conditions and environmental liabilities in the event of an accident or spill. The Company could be subject to limited smelter availability and capacity and could also face the risk of a potential interruption of business from a third-party beyond the Company’s control, which in both cases could have a material adverse effect on the Company’s business, operations, financial performance and financial condition. There is no assurance that smelting, refining or transportation contracts for the Juanicipio Project’s production will be entered into and/or renewed on acceptable terms or that the counterparties to such contracts will meet their respective obligations thereunder. If the Company is unable to effectively process and refine its materials and mineral concentrates on acceptable terms or if the counterparties to any smelting, refining and transportation contracts fail to meet their respective obligations thereunder, the Company’s business, operations, financial performance and financial condition could be materially adversely impacted.

The continued development of the Juanicipio Project may be adversely impacted by lack of access and availability of infrastructure, power and water, and other matters.

The continued development of the Juanicipio Project will require access to and an ability to maintain adequate and reliable infrastructure, including roads, power sources and water systems. If the required infrastructure is not readily available, it may have to be built, and there is no assurance that it can be built in a timely manner or at all. There is no assurance that Minera Juanicipio can access and maintain the infrastructure needed, or, where necessary, obtain rights of way, government authorizations and permits to construct, or upgrade the same at a reasonable cost, in a timely manner, or at all. Access to infrastructure may also be interrupted by natural causes, such as drought, floods, earthquakes and other weather phenomena, or man-made causes, such as blockades, sabotage, conflicts, government issues, political events, protests, rationing or competing uses, as well as global pandemics.

Inadequate, inconsistent or costly infrastructure could compromise many aspects of the project’s feasibility, viability and profitability, including, but not limited to the construction schedule, capital and operating costs.

Groundwater levels could affect the Juanicipio Project development.

As identified in the 2017 PEA, substantial groundwater may be encountered at the Juanicipio Project, and a detailed hydrogeological study has not been carried out for the planned mine currently being developed. Further understanding of the likely quantity of groundwater is required and will be gained from a hydrogeological study, which is a recommendation contained within the 2017 PEA. Until such hydrogeological study is completed, the impact of underground water on the Juanicipio Project development is unknown and may affect the project’s feasibility and profitability.

The continued development of the Juanicipio Project may be adversely impacted by a lack of access to a skilled workforce.

The continued development of the Juanicipio Project will depend on availability of a skilled workforce, including, but not limited to, mining and mineral, metallurgical and geological engineers, geologists, environmental and safety specialists, and mining operators to explore and develop the project. Inadequate access to an available skilled workforce (including as a result of COVID-19 outbreaks or restrictions), could compromise many aspects of the project’s feasibility, viability and profitability, including, but not limited to, the construction and production schedules, capital and operating costs.

Labour Risks.

The Juanicipio Project is and will be dependent on its workforce, and that of its specialized contractors, to extract and process minerals, and is therefore sensitive to its ability to source skilled labour in country, to a labour disruption of the project’s operations or to changes to laws. Fresnillo, as operator of the Juanicipio Project, endeavours to maintain good relations with its workforce and specialized contractors in order to minimize the possibility of strikes, lockouts and other stoppages at its work sites. Relations between the Juanicipio Project and its employees and contractors may be impacted by changes in labour relations that may be introduced by, among other things, employee groups, unions and the relevant governmental authorities in Mexico. As the Juanicipio Entities’ operations depend upon the efforts of its employees and contractors, the operations would be adversely affected if it failed to maintain satisfactory labour relations. As the Juanicipio Project advances into production and its own processing facility, its labour force is not expected to be unionized, and the introduction of a labour union could result in a disruption to production and/or higher costs and reduced flexibility, as well as strikes or work stoppages. In addition, relations between the Company and its employees and contractors may be affected by changes in labour and employment laws. Changes in such legislation or in the relationship between the Juanicipio Project and its employees and contractors may have a material adverse effect on the Company’s business, results of operations, financial condition or prospects.

Amendments to the Federal labour law on labour subcontracting (or “outsourcing”).

Labour reform legislation on subcontracting and outsourcing in Mexico was published on April, 23, 2021 (the “Reform”). The Reform, amends several Mexican laws, including the Federal labour law, and seeks to, amongst other things, regulate outsourcing as follows: i) to prohibit the use of subcontracting as it has historically been used in Mexico; and ii) to allow an exception for specialized services under regulated circumstances. This Reform legislation came into effect on September 1, 2021.

The Reform changes are not expected to have a significant impact on the viability of the Juanicipio Project, and Fresnillo, as operator, does not expect the Reform to impact the timeline to commissioning of the Juanicipio plant. However, with various restrictions on hiring contractors, Fresnillo, as operator, has indicated a need to internalize a portion of its workforce and perform much of the development work directly rather than outsourcing it to contractors, and hence invest in equipment not previously planned to be utilized in underground operations. The costs of any required additional equipment is not included in the initial project capital of US$440 million as provided to MAG by Fresnillo and may affect the Company’s total funding requirement to get the Juanicipio Project to commercial production.

The Juanicipio Project mine plan and mine design, the financial results, and the contemplated development timeline to production may not be consistent with the 2017 PEA.

The 2017 PEA was commissioned independently by MAG, and not by the Juanicipio Entities. The mine plan and mine design envisioned in the 2017 PEA are based on both an inferred mineral resources and indicated mineral resources and reflects a processing capacity of 4,000 tpd, expanded underground workings and the sinking of an internal shaft (or winze) to access the Deep Zone (as defined in the 2017 PEA). The underground development to date, has, to the extent applicable, incorporated the mine plan and design envisioned in the 2017 PEA. Although the Company believes the 2017 PEA reflects the mine plan and design that Fresnillo as operator is building and will operate, Fresnillo may adopt alternate mine plans and other changes, and the scope of operations, if any, may differ materially from that presented in the 2017 PEA.

Although Fresnillo has indicated to the Company that the permits for mine plan and design were received in 2018, there is no assurance that future required permits will be issued on a timely basis or at all. (See “There is no guarantee that licenses and permits required by the Company or the Juanicipio Entities to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties” above).

As well, the preliminary economic assessment set out in the 2017 PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the estimates described in the 2017 PEA will be realized. There is no guarantee that development and construction will be completed in accordance with the 2017 PEA, and if completed, that operating or financial results will be consistent with the 2017 PEA.

In response to the COVID-19 virus pandemic, in April 2020 the Mexican Government ordered a temporary suspension of all “non-essential” operations nationwide in Mexico, including mining operations, until May 30, 2020. Fresnillo, the Juanicipio Project operator, was in regular consultation with Mexican government officials to ensure Minera Juanicipio’s compliance with the order. Fresnillo advised the Company that while the order was in effect, underground development continued under government mandated hygiene protocols, while surface construction work and surface-based drilling were temporarily halted. All work resumed late in the second quarter with a phased restart having commenced on June 1, 2020.

In further response to COVID-19, Fresnillo as operator, continues to closely monitor the spread of the virus and implement a range of safety measures following guidelines in accordance with the World Health Organization and Mexican authorities. These include stringent monitoring and hygiene, temperature screening, and social distancing. Testing and contact tracing have been used to identify potential cases and prevent the spread of the virus. Fresnillo maintains an open dialogue with government officials at both the federal and local levels.

The impact of this pandemic could create or include significant COVID-19 specific costs, volatility in the prices for silver and other metals, further restrictions or temporary closures, additional travel restraints, supply chain disruptions and workforce interruptions, including loss of life. Depending on the duration and extent of the impact of COVID-19, this could materially impact the Company’s financial performance, cash flows and financial position, and could result in material changes to the costs and time for the completion of development at the Juanicipio Project. The total amount that the Company is required to finance in order to maintain its proportionate ownership in the project may increase from these and other consequences of the COVID-19 pandemic.

The Juanicipio Project capital requirements and timeline to production contemplated in the 2017 PEA are subject to volatility and uncertainty.

The continued development and operation of the Juanicipio Project will use significant amounts of commodities, consumables and other materials. Prices for steel, concrete, fuel and other materials, commodities and consumables required for mine development can be volatile and price changes can be substantial, occur over short periods of time and be affected by factors beyond control of the project operator. Higher costs for construction materials like steel and concrete, the impact of the Mexican peso exchange rate on various development inputs, or tighter supplies can affect the costs and timing of the project development.

The continued development of the Juanicipio Project will also utilize significant amounts of large and small equipment that may be critical to the development, construction and operation of the project. Repeated and/or unexpected equipment failures and/or unavailability of equipment could cause interruptions or delays in the development and construction and could have a material adverse effect on the project costs and timeline. The foregoing may be exacerbated due to the impact of the COVID-19 pandemic, as access to equipment and essential inputs could be more difficult to obtain.

On February 24, 2020, Fresnillo and MAG as shareholders of Minera Juanicipio, jointly announced that the estimates from January 1, 2018 of initial project capital had been revised to US$440 million for the Juanicipio Project inclusive of capitalized operating costs (MAG’s 44% share being $193.6 million), to be incurred prior to the envisaged commencement of commercial operations. As neither the Juanicipio Entities nor the Company has published a pre-feasibility study or feasibility study on the Juanicipio Project, these estimates and estimates within the 2017 PEA are subject to uncertainty. The 2017 PEA is preliminary in nature and there is no certainty that the estimates described in it will be realized. Any changes in the mine plan, mine design and/or scope of operations from those envisioned in the 2017 PEA, may have a significant adverse impact on capital costs or timing to start-up, than is currently expected.

Risks Relating to the Company’s Property Titles

The Company’s mineral properties are subject to title risk and any challenge to the title to any of such properties may have a negative impact on the Company.

The Company’s mineral property rights, including its indirect interest in the Juanicipio Project, may be subject to prior unregistered agreements, transfers and claims, and title may be affected by, among other things, undetected defects. Title to, and the area of, the mineral interests held by the Company may be disputed. A full investigation of legal title to the Company’s property interests has not been carried out at this time. Accordingly, title to these property interests may be in doubt. Other parties, including, without limitation, Indigenous communities, may dispute title or access to the properties in which the Company has an interest. The Company’s property interests may also be subject to prior unregistered agreements or transfers or land claims, and title may be affected by such undetected defects. Any challenge to the title or access to any of the properties in which the Company has an interest may have a negative impact on the Company as the Company will incur delay and expenses in defending such challenge and, if the challenge is successful, the Company may lose any interest it may have in the subject property.

Title opinions provide no guarantee of title and any challenge to the title to any properties may have a negative impact on the Company.

Although the Company has or will receive title opinions for any concessions in which it has or will acquire a material interest, there is no guarantee that title to such concessions will not be challenged or impugned. In Mexico, a title opinion does not provide absolute comfort that the holder has unconditional or absolute title. Any challenge to the title or access to any of the properties in which the Company has an interest, including its indirect interest in the Juanicipio Project, may have a negative impact on the Company as the Company will incur expenses in defending such challenge and, if the challenge is successful, the Company may lose any interest it may have in the subject property.

Titles to the properties in which the Company has an interest that are not registered in the name of the Company may result in potential title disputes having a negative impact on the Company.

All of the agreements under which the Company may earn interests in properties, including any indirect interest acquired through Minera Juanicipio, have either been registered or been submitted for registration with the Mexican Public Registry of Mining or the applicable US authority, but title relating to the properties in which the Company may earn its interests may be held in the names of parties other than the Company. Any of such properties may become the subject of an agreement which conflicts with the agreement pursuant to which the Company may earn its interest, in which case the Company may incur expenses in resolving any dispute relating to its interest in such property and such a dispute could result in the delay, indefinite postponement of further exploration, development, construction and operation of properties or the possible loss of such properties.

Indigenous rights claims

Certain of the Company’s mineral properties, and in particular the Larder Project, may now or in the future be the subject of Indigenous rights claims, including treaty rights and Métis rights claims. The legal nature of Indigenous claims is a matter of considerable and evolving complexity. In a number of court decisions, the Supreme Court of Canada has affirmed the obligation on the Crown to consult with Indigenous peoples prior to authorizing the development of resources in Indigenous territory, such as mineral development. Treaties between the Crown and Indigenous people enshrine certain rights, and impose certain obligations on the Crown with respect to the treaty area. Métis rights and aboriginal title may also be claimed, and may require consultation and accommodation which can affect the development of mineral resources.

The impact of any such claim on the Company’s interest in its mineral properties cannot be predicted with any degree of certainty and no assurance can be given that the exercise or recognition of Indigenous rights in the areas in which the Company’s mineral properties are located, including by way of negotiated settlements or judicial pronouncements, would not have an adverse effect on the Company’s activities. In addition, there is no assurance that the Company will be able to maintain practical working relationships with Indigenous groups which would allow it to ultimately develop the Company’s mineral properties.

Risks Related to Minority Interest Investment in the Juanicipio Project

The Company is a minority shareholder and non-operator of Minera Juanicipio and therefore is dependent on, and subject to, the decisions of the majority shareholder and operator of the project.

Although the Company has representation on both the boards and technical committees of the Juanicipio Entities, the terms of the shareholders’ agreement and corporate by-laws governing the operation of the Juanicipio Entities provide effective control to Fresnillo over many of the activities and operating decisions of the Juanicipio Entities including decisions with respect to cashflows of such entities, since it holds a majority (56%) of the shares of the Juanicipio Entities. While a limited number of decisions of the shareholders or the directors of the Juanicipio Entities require a special majority of 60%, and in one instance 75%, giving the Company an effective veto over any such decisions, the Company is a minority shareholder and non-operator of the Juanicipio Project and is dependent on Fresnillo to manage and operate the affairs of the Juanicipio Entities and to do so in compliance with the shareholders’ agreement (which, among other things, requires Fresnillo to manage and operate the Juanicipio Entities in accordance with best industry practices), the by-laws of the Juanicipio Entities and applicable Mexican law. If Fresnillo manages the affairs of the Juanicipio Entities in a manner that results in violation(s) of the shareholders’ agreement, by-laws or applicable laws, such violation(s) may have an adverse impact on the Company. Any disputes under the shareholders’ agreement are subject to arbitration in Mexico under applicable Mexican laws.

Fresnillo, as operator of the Juanicipio Project, has the ability to undertake certain actions, legal or otherwise, which may result in the shareholders of the Juanicipio Entities having to fund cash calls. The shareholders’ agreement calls for adjustments to the interests of the shareholders in the Juanicipio Entities where either shareholder fails to fund cash calls within certain specified periods. If the Company fails to fund cash calls, it risks having its interest reduced, may lose its effective veto power over certain decisions and ultimately could be diluted out of the Juanicipio Entities altogether. Fresnillo is a much larger entity with far greater access to financial resources than the Company.

As operator, Fresnillo has control of the timing of cash calls, relationships with contractors and employment matters together with other operational matters. The Company’s lack of control over such matters could have an adverse impact on the Company.

The Company holds its Juanicipio Project interest through a minority shareholding in the Juanicipio Entities and therefore may be adversely impacted by disputes amongst the shareholders.

The Company’s 44% interest in the Juanicipio Project is subject to the risks normally associated with the conduct of incorporated businesses with multiple shareholders. The existence or occurrence of one or more of the following circumstances and events, for example, could have a material adverse impact on the Company’s operations and financial condition or the viability of its interests held as a shareholder: disagreement between shareholders on how to conduct business efficiently; inability of the shareholders to meet their obligations to the business operations or third parties; or litigation arising between shareholders.

The Juanicipio Entities are organized through a corporation that is formed under and governed by the laws of Mexico. The laws in Mexico do not provide all of the same protections that are available to shareholders of corporations that are formed under the laws of Canada or the United States. Accordingly, any dispute between the Company and Fresnillo as the shareholders of the Juanicipio Entities could have a materially adverse effect on the Company.

In 2010, MAG initiated arbitration proceedings with the International Court of Arbitration of the International Chamber of Commerce. In May 2011, the Company announced that it had received a favourable ruling, dated April 28, 2011, of a three-member arbitral panel of the International Court of Arbitration of the International Chamber of Commerce with respect to the arbitration proceedings against Fresnillo. In its ruling, the arbitral tribunal awarded MAG U.S.$1.86 million in damages. Although this dispute between the Company and Fresnillo was ultimately determined in favour of the Company, there can be no guarantee that future disputes between the parties will not arise and lead to further litigation proceedings, the outcome of which is uncertain.

The Company has significant shareholders that may be able to exert influence over the direction of the Company’s business.

Based upon the Company’s review of the insider reports filed with System for Electronic Disclosure by Insiders (SEDI) by insiders with respect to Fresnillo, Blackrock Investment Management (“Blackrock”) and Sprott Inc. (“Sprott”), and their respective affiliates, as at the date of this prospectus, the Company believes that each holds approximately 9.86%, 8.33% and 5.40%, respectively, of the Common Shares. Accordingly, Fresnillo, Blackrock and Sprott, either in unison and/or individually, may have some influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders of the Company for approval, including business combinations and any proposed sale of all or substantially all of the Company’s assets. Unless full participation of a number of shareholders takes place in such shareholder meetings, Fresnillo, Blackrock and/or Sprott may be able to approve on its own, or effectively prevent the approval, of any such significant corporate transactions.

Further, the significant ownership of Common Shares by Fresnillo, Blackrock and Sprott may affect the market price and liquidity of the Common Shares. The effect of these rights and their influence may impact the price that investors are willing to pay for Common Shares. If any of these parties sells a substantial number of Common Shares in the public market, the market price of the shares could decrease.

The presence of a dominant shareholder like Fresnillo, that is the operator of the Juanicipio Project, and has substantial property holdings surrounding the Juanicipio Project, may give rise to potential conflicts of interest, as Fresnillo’s interests may differ from, or be adverse to, the interests of the Company’s other shareholders. Without the consent and cooperation of Fresnillo, Minera Juanicipio may be prevented from entering into transactions that would be beneficial to the Company and its other shareholders.

Other Business Risks

The Company or Minera Juanicipio may be subject to litigation, the disposition of which could negatively affect the Company’s profits to varying degrees.

All industries, including the mining industry, are subject to legal claims, with and without merit. Due to the nature of its business, each of the Company and Minera Juanicipio may, in the future, be subject to claims (including class action claims and claims from government regulatory bodies) based on allegations of negligence, breach of statutory duty, public nuisance or private nuisance or otherwise in connection with its operations or investigations relating thereto. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the litigation process could take away from management time and effort and there can be no assurance that the resolution of any particular legal proceeding will not have a material adverse effect on the Company’s operations and financial position. Results of litigation are inherently uncertain and there can be no assurances as to the final outcome. The Company’s liability insurance may not fully cover such claims. See also “The Company holds its Juanicipio Project interest through a minority shareholding in a separate corporate entity, Minera Juanicipio, and therefore may be adversely impacted by disputes amongst the shareholders.”

Environmental regulations are becoming more onerous to comply with, and the cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and Minera Juanicipio’s operations.

Environmental legislation on a global basis is evolving in a manner that will ensure stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessment of proposed development, the possibility of affected parties pursuing class action lawsuits and a higher level of responsibility for companies and their officers, directors and employees. The Company’s operations and the operations of Minera Juanicipio at the Juanicipio Project are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions of spills, release or emission of various substances produced in association with certain mining industry operations, such as seepage from tailing storage facilities, which could result in environmental pollution. Failure to comply with such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require submissions to and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, and more stringent fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and the operations of Minera Juanicipio. Compliance with environmental laws and regulations may require significant capital outlays on behalf of the Company and Minera Juanicipio and may cause material changes or delays in the Company’s and Minera Juanicipio’s intended activities. The environmental impact assessments may impose the condition to the Company or Minera Juanicipio of obtaining the authorization from the Indigenous communities where the mining activities are to be carried out.

Mineral exploration is a highly competitive industry.

The mineral exploration, development and production industry is intensely competitive in all of its phases and the Company must compete in all aspects of its operations with a substantial number of large established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or greater ability than the Company to withstand losses. The Company’s competitors may be able to respond more quickly to new laws or regulations or emerging technologies or devote greater resources to the expansion of their operations, than the Company can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Competition could adversely affect the Company’s ability to acquire suitable new producing properties or prospects for exploration in the future. Competition could also affect the Company’s ability to raise financing to fund the exploration, development and operation of its properties or to hire qualified personnel. The Company may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company may experience difficulties managing and integrating acquisitions.

The Company continually seeks opportunities to acquire or invest in businesses that could expand, complement or otherwise relate to MAG’s current or future business. The Company may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks, such as: (i) the need to integrate and manage the businesses acquired with MAG’s own business; (ii) additional demands on the Company’s resources, systems, procedures and controls; (iii) disruption of the Company’s ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (i) substantial investment of funds or financings by issuance of debt or equity securities; (ii) substantial investment with respect to operational integration; and (iii) the acquisition or disposition of product lines or businesses. Also, such activities could result in one time charges and expenses and have the potential to either dilute the interests of existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources of MAG. Any such activities may not be successful in generating revenue, income or other returns to MAG, and the resources committed to such activities will not be available to the Company for other purposes. Any inability to address risks associated with acquisitions or investments in businesses may negatively affect MAG’s operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce the Company’s earnings, which, in turn, may have an adverse material effect on the price of Common Shares.

The Company may face equipment shortages, access restrictions and a lack of infrastructure.

The majority of the Company’s interests in mineral properties are located in remote and relatively uninhabited areas. Such mineral properties, including the Company’s interest in the Juanicipio Project, will require adequate infrastructure, such as roads, bridges and sources of power and water, for future exploration and development activities. The lack of availability of these items on terms acceptable to the Company, and in the case of the Juanicipio Project, on terms acceptable to the operator (Fresnillo), or the delay in availability of these items could prevent or delay exploitation or development of the Company’s mineral property interests. In addition, unusual weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company’s operations and profitability. Natural resource exploration, development, processing and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the Company and Minera Juanicipio and may delay exploration, development or extraction activities. Certain equipment may not be immediately available or may require long lead time orders. A delay in obtaining necessary equipment could have a material adverse effect on the Company’s operations and financial results.

The Company is dependent on its key personnel, none of whom are insured by the Company.

The Company is dependent upon the continued availability and commitment of its key management, employees and consultants, whose contributions to immediate and future operations of the Company are of central importance. The Company relies on its President & CEO, George Paspalas, and its other officers, who have entered into written employment agreements with the Company, for the day-to-day operation of the Company, its projects and the execution of the Company’s business plan. The Company has not obtained “key man” insurance for any of its management. The loss of any member of the senior management team could impair the Company’s ability to execute its business plan and could therefore have a material adverse effect on the Company’s business, results of operations and financial condition. The loss of George Paspalas in particular could have a negative impact on the Company until he is replaced.

The Company is dependent on Cascabel and IMDEX to oversee its operations in Mexico.

The Company is dependent upon the continued availability and commitment of Cascabel and IMDEX for a portion of the day-to-day supervision of the Company’s operations in Mexico. The Company also relies on Dr. Peter Megaw, a principal of Cascabel and IMDEX, for some of the planning, execution and assessment of the Company’s exploration programs. Dr. Megaw and his team developed the geologic concepts and directed the acquisition of all of the Company’s projects, including the Juanicipio Project. Dr. Megaw was a director of MAG from February 6, 2006 to June 23, 2014 and has since been appointed the Company’s Chief Exploration Officer (although he is still remunerated through IMDEX). IMDEX is paid a fee for his services based on fair market rates and his submission of invoices for services rendered. The Company has not obtained “key man” insurance for Dr. Megaw. The loss of Dr. Megaw, or the services of Cascabel and IMDEX, could impair the Company’s ability to execute its business plan in Mexico, and could therefore have a material adverse effect on the Company’s business, results of operations and financial condition.

If either the Company or Minera Juanicipio, through its operator Fresnillo, is unable to hire, train, deploy and manage qualified personnel in a timely manner, particularly in Mexico, its ability to manage and grow its business will be impaired.

Recruiting and retaining qualified personnel is critical to the Company’s and Minera Juanicipio’s success. As Fresnillo is the operator of the Juanicipio Project, the ability to recruit and retain qualified personnel with respect to that project lies outside the direct control of the Company. The number of persons skilled in acquisition, exploration, development and operation of mining properties is limited and competition for such persons is intense. As business activity grows, additional key financial, administrative and mining personnel, as well as additional operations staff may be required, particularly in Mexico. The Company or Minera Juanicipio may not be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increases. If the Company or Minera Juanicipio is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

It may be particularly difficult to find or hire qualified personnel in the mining industry who are situated in Mexico, to obtain all of the necessary services or expertise in Mexico, or to conduct operations on the Company’s projects (including the Juanicipio Project) at reasonable rates. If qualified personnel cannot be obtained in Mexico, the Company or Minera Juanicipio may need to obtain those services outside of Mexico, which will require work permits and compliance with applicable laws, and could result in delays and higher costs to the Company.

In addition, the COVID-19 pandemic or the personal security risk in the Juanicipio Project area may cause reduced availability to skilled workers for the Company.

Conflicts of interest may arise among the Company’s directors as a result of their involvement with other natural resource companies.

Most of the Company’s directors do not devote their full time to the affairs of the Company. Some of the directors and some of the officers of the Company are also directors, officers or shareholders of other natural resource or public companies, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. Although the Company has policies which address such potential conflicts, and the Business Corporations Act (British Columbia) has provisions governing directors in the event of such a conflict, none of the Company’s constating documents or any of its other agreements contain any provisions mandating a procedure for addressing such conflicts of interest. There is no assurance that any such conflicts will be resolved in favour of the Company. If any such conflicts are not resolved in favour of the Company, the Company may be adversely affected.

Foreign currency fluctuations and inflationary pressures may have a negative impact on the Company’s financial position and results.

The Company’s property interests in Mexico make it subject to foreign currency fluctuations and inflationary pressures which may adversely affect the Company’s and Minera Juanicipio’s financial position and results. Exploration and development programs conducted by the Company and Minera Juanicipio in Mexico, along with the construction costs of the Minera Juanicipio mine, are partially funded in Mexican pesos and any appreciation in Mexican currency against the U.S. dollar will increase the costs of carrying out these operations in Mexico.

The Company has determined that its functional currency is the U.S. dollar; however, it maintains a portion of cash balances and other net monetary assets in Canadian dollars and Mexican pesos in order to fund expenditures in such currencies. The Company is therefore exposed to currency risks and exchange losses may be realized on a devaluation of either the Canadian dollar or Mexican peso.

The fluctuations of the Mexican peso also expose the Company to a deferred tax expense in relation to temporary differences between the book and tax base of its Mexican non-monetary assets, and specifically the tax base of the Company’s investment in Minera Juanicipio. The tax base of this investment is determined in a different currency (Mexican peso) than the book value which is based on the functional currency (U.S. dollar). Changes in the Mexican peso/U.S. dollar exchange rate can give rise to temporary differences that result in deferred tax liability and deferred tax expense in accordance with IAS 12 Income Taxes.

In Canada, administrative overheads are primarily denominated in Canadian dollars, and an appreciation in the Canadian dollar relative to the U.S. dollar will increase the Company’s overhead costs as reported in U.S. dollars.

Steps taken by management to address the consequences of foreign currency fluctuations may not eliminate or reduce any adverse effects, and the Company does not use any derivative instruments to reduce its exposure to fluctuations in foreign exchange rates. Accordingly, the Company may suffer losses due to adverse foreign currency fluctuations. The Company also bears the risk of incurring losses occasioned as a result of inflation in Mexico.

Cyber security risks may impact the Company’s business.

The Company’s information systems, and those of its counterparties, third-party service providers and vendors, are vulnerable to an increasing threat of cyber security risks. Unauthorized parties may attempt to gain access to these systems or the Company’s information through fraud, deceit or other means.

The Company’s operations depend, in part, on how well the Company and its suppliers, as well as counterparties, protect networks, equipment, information technology (“IT”) systems and software against damage from a number of threats. The Company has entered into agreements with third parties for hardware, software, telecommunications and other services in connection with its operations. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. A cyber-attack or failure of information systems could, depending on the nature and degree of any such failure, adversely impact the Company’s reputation and results of operations. Cyber-attacks to the Company’s head office could result in damage or loss of data and operational capability. Cyber-attacks to the Juanicipio Project can render systems down for a longer period of time or destruction of data which could impact development and ultimate operations.

Although to date the Company has not experienced any known losses relating to cyber-attacks or other data/information security breaches, there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. Cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for the Company, but there is no assurance that actions taken by the Company will be sufficient to eliminate the risks.

Any future significant compromise or breach of the Company’s data/information security, whether external or internal, or misuse of data or information, could result in additional significant costs, fines, lawsuits and damage to the Company’s reputation. In addition, as the regulatory environment related to data/information security, data collection and use, and privacy evolves, with new and constantly changing requirements applicable to the Company’s business, compliance with those requirements could also result in additional costs. The Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities. Any of these factors could have a material adverse effect on the Company’s results of operations, cash flows and financial position.

Mining operations generally involve a high degree of risk and potential liability and insurance coverage may not cover all potential risks associated with the Company’s operations.

Unusual or unexpected formations, power outages, labour disruptions, theft of assets, Indigenous communities complaints, industrial accidents, flooding, explosions, cave-ins, seismic activity, rock bursts, landslides, pollution, inclement weather, fire, mechanical equipment failure and the inability to obtain suitable or adequate machinery, equipment or labour are several of the hazards and risks involved in the conduct of exploration programs in the Company’s mineral properties, including the Juanicipio Project, any of which could result in personal injury or death, damage to property, environmental damage and possible legal liability for any or all damage. There was a fatality at the Juanicipio Project in 2014. Safety measures have been implemented by the Company and Fresnillo; however, there are no assurances that these measures will be successful in preventing or mitigating future accidents. The Company maintains insurance against risks in the operation of its business in amounts that it believes to be reasonable. Such insurance, however, contains exclusions and limitations on coverage and the Company’s insurance may not cover all potential risks associated with the Company’s operations, including the operations in the Juanicipio Project. There can be no assurance that any such insurance will continue to be available, will be available at economically acceptable premiums or will be adequate to cover any resulting liability.

In some cases, such as with respect to environmental risks, coverage is not available or considered too expensive relative to the perceived risk. Losses resulting from any uninsured events may cause the Company to incur significant costs that could have a material adverse effect on the Company’s operations and financial condition. In addition, from time to time, the Company and Minera Juanicipio may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at its properties or otherwise in connection with the Company’s operations. To the extent that the Company or Minera Juanicipio is subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. The Company does not carry political risk insurance. Similarly, if the Company or Minera Juanicipio is subject to governmental investigations or proceedings, it may incur significant penalties and fines, and enforcement actions against it could result in the closing of the Company’s mining operations. If claims and lawsuits or governmental investigations or proceedings are finally resolved against the Company or Minera Juanicipio, as applicable, the Company’s financial performance, financial position and results of operations could be materially adversely affected.

Natural Disasters

The Company is subject to risks typical in the mining business. These include, but are not limited to, operational issues such as unexpected geological conditions and natural disasters, such as earthquakes, that cause unanticipated increases in the costs of extraction or leading to cave-in and rock bursts, particularly as mining moves into deeper levels. Major cave-ins, flooding, storms or other natural disasters could also occur under extreme conditions. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. As a result, the Company may incur significant liabilities and costs that could have a material adverse effect upon its business, results of operations and financial performance.

Infrastructure, including electricity supplies, that may be currently available and used by the Company may, as result of natural disaster, be destroyed or made unavailable or available in a reduced capacity. Were this to occur, operations at the Company’s properties may become more costly or have to be curtailed or even terminated, potentially having serious adverse consequences to the Company’s financial condition and viability that could, in turn, have a material adverse effect on the Company’s business, results of operations or financial performance.

The Company has insurance in amounts that it considers to be adequate to protect itself against certain risks of mining and processing caused by natural disasters. However, the Company may become subject to liability for hazards which it cannot insure against or which it may elect not to insure against because of premium costs or other reasons. In particular, the Company is not insured for environmental liability or earthquake damage. See “Tailings/Permit Risks” below.

Tailing/Permit Risks

The extraction process for silver and other metals will produce tailings, which is the sand-like material mixed with water that remain following the metal extraction process. Tailings are stored in engineered facilities (“tailings storage facilities” or “TSF”), which are designed, constructed, operated and closed in conformance with international design standards and best practices. A delay in obtaining permits relating to the TSF, a failure of the TSF walls or poor tailings management safety protocols, once operational, may adversely impact the Company’s business, operations and financial performance.

Natural disasters can pose a threat to the stability of the tailings dam walls and pose a risk beyond the Company’s control. The failure of a tailings dam wall can result in suspension of operations, injuries, death in extreme cases, government inspections, increased cost and public relation concerns. Should a breach of these facilities occur due to extreme weather, seismic event, or other incident, the Company could suffer a material financial impact on the Company’s operations and financial condition. See “Natural Disasters” above.

Metal prices and marketability fluctuate and any decline in metal prices may have a negative effect on the Company.

Metal prices, including silver, gold, zinc, lead and copper prices, have fluctuated widely in recent years. The marketability and price of any metals that may be acquired or produced by the Company may be affected by numerous factors beyond the control of the Company. These factors include delivery uncertainties related to the proximity of potential mineral reserves to processing facilities and extensive government regulation relating to price, taxes, royalties, allowable production land tenure, the import and export of minerals and many other aspects of the mining business. Additionally, the COVID-19 pandemic and efforts to contain it, including restrictions on travel and other advisories issued may have a significant effect on metal prices and demand.

Declines in metal prices may have a negative effect on the Company and on the trading value of its shares.

The Company may be subject to reputational risk.

As a result of the increased usage and the speed and global reach of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users, companies today are at much greater risk of losing control over how they are perceived in the marketplace. Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity (for example, with respect to the Company’s handling of environmental matters or the Company’s dealings with community groups), whether true or not.

The Company places a great emphasis on protecting its image and reputation, but the Company does not ultimately have direct control over how it is perceived by others. Reputation loss may lead to increased challenges in developing and maintaining community relations, decreased investor confidence and an impediment to the Company’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, cash flows and growth prospects.

Risks Relating to the Regulatory Environment

The Company is subject to anti-corruption laws.

The Company is subject to anti-corruption laws under the Canadian Corruption of Foreign Public Officials Act, and the U.S. Foreign Corrupt Practices Act, which generally prohibit companies from bribing or making other prohibited payments to foreign public officials in order to obtain or retain an advantage in the course of business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in Mexico or any other jurisdiction in which the Company may conduct business. The Company cannot ensure that its employees or the employees of Minera Juanicipio or other agents will not engage in such prohibited practices, for which the Company or Minera Juanicipio could face severe penalties, reputational damage and other consequences that could have a material adverse effect on the Company’s business and financial condition. The Company has adopted a code of business conduct and ethics (the “Code of Conduct”) and an anti-bribery and anti-corruption policy (the “Anti-Bribery and Anti-Corruption Policy”) to promote legal and ethical business conduct by its directors, officers and employees. The Company cannot, however, provide assurance that the Code of Conduct or the Anti-Bribery and Anti-Corruption Policy, or other policies or procedures that it may adopt, will be sufficient to protect against corrupt activity. In particular, the Company may not be able to prevent or detect corrupt activity by employees or third parties, such as sub-contractors or of the Juanicipio Project operator, Fresnillo, for which the Company might be held responsible.

The environment in which the Company operates may not adhere to international standards with respect to security and human rights.

The Company’s operations, development projects and exploration activities extend to jurisdictions which may be considered to have an increased degree of security risk and criminal activity. The impacts of these risks could impede the exploration, development and operation of the Company’s mines in these countries. See also the risk factor “The properties in which the Company has an interest are located primarily in Mexico” above.

In addition, civil disturbances and criminal activities, such as trespass, illegal mining, sabotage, theft and vandalism, have caused disruptions at certain of the Company’s operations. The Company has taken certain measures to protect its employees, property and production facilities from these risks. The measures that have been implemented by the Company cannot guarantee that such incidents will not continue to occur and such incidents may halt or delay production, increase operating costs, result in harm to employees or trespassers, decrease operational efficiency, increase community tensions or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties.

The manner in which the Company’s personnel respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner that is consistent with international standards relating to the use of force and respect for human rights. The Company has implemented a number of measures and safeguards which are designed to assist its personnel in understanding and upholding these standards. The implementation of these measures will not guarantee that the Company’s personnel will uphold these standards in every instance. The failure to conduct security operations in accordance with these standards can result in harm to employees or community members, increased community tensions, reputational harm to the Company or result in litigation, criminal and/or civil liability for the Company or its employees and/or financial damages or penalties.

It is not possible to determine with certainty the future costs that the Company may incur in dealing with the issues described above at its operations. However, if the number of incidents increases, costs associated with security, in the case of civil disturbances and illegal mining, may also increase, affecting profitability.

The Company may be required by human rights laws to take actions that delay the advancement of its projects.

There are various international and national laws, codes, resolutions, conventions, guidelines and other materials that relate to human rights (including rights with respect to health and safety and the environment surrounding the Company’s operations). Many of these materials impose obligations on government and companies to respect human rights. Some mandate that government consult with communities surrounding the Company’s projects regarding government actions that may affect local stakeholders, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national materials pertaining to human rights continue to evolve and be defined. One or more groups of people may oppose the Company’s current and future operations or further development, new development or production at its projects or operations. Such opposition may be directed through legal or administrative proceedings or expressed in manifestations, such as protests, roadblocks or other forms of public expression against the Company’s activities and may have a negative impact on its reputation. Opposition by such groups to the Company’s or Minera Juanicipio’s operations may require modification of, or preclude the operation or development of, its projects or may require the Company or Minera Juanicipio to enter into agreements with such groups or local governments with respect to its projects, in some cases causing considerable delays to the advancement of its projects.

Mexican foreign investment and income tax laws apply to the Company.

Under the applicable foreign investment laws of Mexico, there is presently no limitation on foreign capital participation in mining operations; however, the applicable laws may change in a way which may adversely impact the Company and its ability to repatriate profits. Under applicable Mexican income tax laws, dividends paid out of “previously taxed net earnings” are not subject to Mexican corporate taxes. Otherwise, dividends are subject to the Mexican income tax at the corporate level, which presently is 30% over a gross up basis (amount of the dividend times 1.4286), payable by the Mexican company as an advance of its annual income tax. There is a withholding tax on dividends paid by a Mexican company to Mexican individuals and non-Mexican shareholders of 10% applicable to earnings generated as of 2014; “previously tax net earnings” generated until 2013 are not subject to this withholding tax. This withholding tax rate may be reduced under the applicable Tax Treaties to avoid double taxation entered by Mexico.

Corporations with their tax residence in Mexico are taxed on their worldwide income, which include all profits from operations, income from investments not relating to the regular business of the corporation and capital gains. The current corporate income tax rate in Mexico is 30%. As of January 1, 2014, a mining royalty fee is in effect in Mexico of 7.5% on income before tax, depreciation, and interest, as well as an extraordinary governmental fee on precious metals, including gold and silver, of 0.5% of gross revenue.

On December 31, 2016, the State Government of Zacatecas, Mexico published a new tax law for the state (Ley de Hacienda del Estado de Zacatecas), which came into effect on January 1, 2017 and imposes environmental taxes on activities, such as (i) extraction of materials other than those regulated by the federal mining laws of Mexico; (ii) emissions to the atmosphere; (iii) discharges of industrial waste into the soil and water, and (iv) deposit of industrial waste. After various legal challenges, two of the taxes were declared constitutional and two taxes unconstitutional for Minera Juanicipio. The annual cost to Minera Juanicipio of complying with the two taxes deemed constitutional is not considered significant at this time and management’s assessment is that it will not have an impact on the viability of the Juanicipio Project. However, this is an example of a type of tax that can occur in the future.

The Mexican VAT is a refundable tax levied on the value added to goods and services, and is imposed on corporations that carry out activities within Mexican territory, including (i) the sale or other disposition of property; (ii) the rendering of independent services; (iii) the granting of temporary use of property; or (iv) the importation of goods and services. The standard value added tax rate is currently 16% but is subject to periodic review and change by the relevant Mexican tax authorities. The Company and Minera Juanicipio have traditionally held a VAT receivable balance due to the expenditures they incur whereby VAT is paid to a vendor or service provider. Collections of these receivables from the Government of Mexico often take months and sometimes years to recover. The Company to date has been able to recover the majority of its VAT paid, and in the case of Minera Juanicipio, any VAT not recovered on a timely basis will be applied against VAT payable on sales from production. The recoveries of future VAT paid, and possible extended delays in recoveries common in Mexico, could adversely affect exploration, development, construction and operating costs.

Legislative changes in the VAT effective January 1, 2017 may prevent mining companies during the exploration stage from requesting VAT refunds, unless they are certain they will eventually operate and generate revenue. Future legislative changes in Mexico are not predictable and may have a negative effect on the Company and its operations.

The Company’s activities within Mexico are subject to extensive laws and regulations governed by Mexican regulators.

The Company’s activities, including but not limited to the operations at the Juanicipio Project, are subject to extensive laws and regulations governing worker health and safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development, protection of endangered and protected species, Indigenous communities’ rights and other matters. Specifically, the Company’s Mexican mining concessions are subject to regulation by the Mexican Department of Economy—Dirección General of Mines, the environmental protection agency of Mexico, Comisión Nacional del Aqua, which regulates water rights, and the applicable Mexican mining laws. Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.

In further response to the COVID-19, Fresnillo as operator, continues to closely monitor the spread of the virus and implement a range of safety measures following guidelines in accordance with the World Health Organization and Mexican authorities, as necessary. Fresnillo maintains an open dialogue with government officials at both the federal and local levels.

The Company follows Canadian disclosure practices concerning its mineral resources which allow for different disclosure than is permitted for domestic U.S. reporting companies.

The Company’s mineral resource estimates are not directly comparable to those made by domestic U.S. reporting companies subject to the SEC’s reporting and disclosure requirements, as the Company reports mineral resources in accordance with Canadian practices. These practices are different from the practices used to report mineral resource estimates in reports and other materials filed by domestic U.S. reporting companies with the SEC. We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

Unless otherwise indicated, technical disclosure regarding our properties included or incorporated by reference herein, including all mineral resource estimates contained in such technical disclosure, has been prepared in accordance with the requirements of NI 43-101 and the CIM Definition Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the Modernization Rules. The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Company prepared the mineral resource estimates under the standards adopted under the SEC Modernization Rules. See “Cautionary Note for United States Investors”.

The Company may fail to maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act.

Management has documented and tested its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires an annual assessment by management of the effectiveness of the Company’s internal control over financial reporting. The Company may fail to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and the Company may not be able to conclude, on an ongoing basis, that it has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

The Company’s failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company’s business and negatively impact the trading price or the market value of its securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause it to fail to meet its reporting obligations. If the Company expands, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that the Company continues to monitor its internal control over financial reporting. Although the Company intends to expend time and incur costs, as necessary, to ensure ongoing compliance, it cannot be certain that it will be successful in complying with Section 404 of the Sarbanes-Oxley Act.

Any enforcement proceedings under Canada’s Extractive Sector Transparency Measures Act against the Company could adversely affect the Company.

The Extractive Sector Transparency Measures Act (Canada) (“ESTMA”) requires public disclosure of certain payments to governments by companies engaged in the commercial development of minerals which are publicly listed in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments, including aboriginal groups. ESTMA requires reporting on the payments of any taxes, royalties, fees, production entitlements, bonuses, dividends, infrastructure reporting or structuring payments to avoid reporting. If the Company becomes subject to an enforcement action or is in violation of ESTMA, this may result in significant penalties or sanctions which may also have a material adverse effect on the Company’s reputation.

Risks Related to the Offering, the Flow-Through Private Placement and the Company’s Securities

The use of the net proceeds from the Offering and the Flow-Through Private Placement are subject to change.

We currently intend to allocate the anticipated net proceeds we will receive from the Offering and the Flow-Through Private Placement as described under “Use of Proceeds” of this prospectus. However, our management will have discretion in the actual application of the net proceeds, and we may elect to allocate proceeds differently from that described in “Use of Proceeds” if management believes it would be in the Company’s best interests to do so. Further, the application of the proceeds to various items may not necessarily enhance the value of the Offered Shares. The shareholders of the Company may not agree with the manner in which management chooses to allocate and spend the net proceeds. Our failure to apply the net proceeds as set forth under “Use of Proceeds”, our failure to achieve our stated business objectives set forth in such section, or the failure of our management to apply these funds effectively could have a material adverse effect on our business.

An investment in the Offered Shares may result in the loss of an investor’s entire investment.

An investment in the Offered Shares of the Company is speculative and may result in the loss of an investor’s entire investment. An investment in the Offered Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company.

The Flow-Through Private Placement may not be completed.

There is no guarantee that the conditions to the completion of the Flow-Through Private Placement will be satisfied. Even if the Flow-Through Private Placement is completed, it may not be on the terms or timeline currently expected. If the Flow-Through Private Placement does not close, or if the Flow-Through Private Placement is completed on terms or timing materially different than the terms and timing contemplated in this prospectus, the Company’s future plans could be adversely impacted and the Company may be required to seek additional funding which may not be available on acceptable terms or at all.

Funding and property commitments may result in dilution to the Company’s shareholders.

The Company may sell equity securities in public offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, exploration, development, project construction, acquisitions or other projects. The Company cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the Company’s securities will have on the market price of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Exercises of presently outstanding Options may also result in dilution to security holders.

The Board has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, shareholders. Based on the need for additional capital to fund expected expenditures and growth, the Company may issue additional securities to provide such capital. Such additional issuances may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares.

Sales of substantial amounts of the Company’s securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Company’s securities and dilute investors’ earnings per share. A decline in the market prices of Company’s securities could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

The price of the Company’s Common Shares is volatile.

Publicly quoted securities are subject to a relatively high degree of price volatility. It should be expected that continued fluctuations in price will occur, and no assurances can be made as to whether the price per share will increase or decrease in the future. In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of many companies, particularly those considered exploration or development stage companies, such as the Company, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The factors influencing such volatility include pandemics, macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. The price of the Common Shares is also likely to be significantly affected by short-term changes in precious metal prices or other mineral prices, currency exchange fluctuations and the Company’s financial condition or results of operations as reflected in its earnings reports. Other factors unrelated to the performance of the Company that may have an effect on the price of the Common Shares include the following: the extent of analyst coverage available to investors concerning the business of the Company may be limited if investment banks with research capabilities do not follow the Company’s securities; lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of securities of the Company; the size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities; and a substantial decline in the price of the securities of the Company that persists for a significant period of time could cause the Company’s securities to be delisted from an exchange, further reducing market liquidity.

Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

There is no assurance of a sufficient liquid trading market for the Company’s Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange.

The Company could in the future be classified as a ‘passive foreign investment company’ (“PFIC”), which could have adverse U.S. federal income tax consequences for U.S. Holders of Common Shares.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a PFIC for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. The Company believes that MAG was a PFIC for the 2019 and prior financial years. With the start of the underground production at the Juanicipio Project and the Company’s attributable revenue under the PFIC determination rules, the Company no longer believes it is a PFIC as of the 2020 fiscal year. Prospective investors should consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

The Company, its directors, officers and management (with the exception of the Chief Exploration Officer) and all of its material assets are located outside of the United States, which makes it difficult for U.S. litigants to effect service of process, or enforce, any judgments obtained against the Company or its officers or directors.

Substantially all of the Company’s assets are located outside of the United States and the Company does not currently maintain a permanent place of business within the United States. In addition, most of the directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for U.S. litigants to effect service of process or enforce any judgments obtained against the Company or its officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada, Mexico and other jurisdictions would recognize or enforce judgments of United States courts obtained against the Company or its directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada, Mexico or other jurisdictions against the Company or its directors and officers predicated upon the securities laws of the United States or any state thereof. Further, any payments as a result of judgments obtained in Mexico could be in pesos and service of process in Mexico must be effectuated personally and not by mail.

Most of the Company’s mineral assets are located outside of Canada.

Most of the Company’s mineral assets are located outside of Canada. As a result, it may be difficult for investors to enforce within Canada any judgments obtained against the Company or its officers or directors, including judgments predicated upon the civil liability provisions of applicable securities laws. In addition, there is uncertainty as to whether the courts of Mexico and other jurisdictions would recognize or enforce judgments of Canadian courts obtained against the Company or its directors and officers predicated upon the civil liability provisions of the securities laws of Canada or be competent to hear original actions brought in Mexico or other jurisdictions against the Company or its directors and officers predicated upon the securities laws of Canada. Further, any payments as a result of judgments obtained in Mexico should be in pesos and service of process in Mexico must be effectuated personally and not by mail.

The Company has outstanding common share equivalents which, if exercised, could cause dilution to existing shareholders.

The Company has common share equivalents issued consisting of Common Shares issuable upon the exercise of outstanding exercisable Options and Warrants or issuable upon the conversion of restricted share units (“RSUs”), performance share units (“PSUs”) and deferred share units (“DSUs”) each convertible into one Common Share. Options are likely to be exercised when the market price of the Company’s Common Shares exceeds the exercise price of such Options. RSUs and PSUs may be converted at any time by the holder subject to vesting conditions, and the DSUs may only be converted by a departing director of the Company. The exercise of any of these instruments and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares and the Company may grant additional share purchase warrants, Options, RSUs, PSUs and DSUs. Any share issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.

The Company has not paid dividends and may not pay dividends in the immediate future.

Payment of dividends on the Company’s Common Shares is within the discretion of the board of directors of the Company (the “Board”) and will depend upon the Company’s future earnings, if any, its capital requirements and financial condition, and other relevant factors. The Company anticipates that all available funds will be invested to finance the growth of its business for the immediate future.

FLOW-THROUGH PRIVATE PLACEMENT

In addition to the Offering, the Company and the Underwriters have agreed to complete the Flow-Through Private Placement, whereby the Company will sell, and the Underwriters will purchase, 843,000 Flow-Through Shares at a price of C$23.75 per Flow-Through Share for aggregate gross proceeds of approximately C$20 million. This prospectus does not qualify the distribution of the Flow-Through Shares and completion of the Offering is not conditional upon the closing of the Flow-Through Private Placement. The Flow-Through Shares will be subject to a statutory hold period in Canada of four months and one day after the date of closing of the Flow-Through Private Placement. The Flow-Through Private Placement is expected to close on or about February 16, 2023.

The Underwriters will have the option to purchase from the Company up to an additional 15% of the Flow-Through Shares offered pursuant to the Flow-Through Private Placement at a price of $23.75 per Flow-Through Share, which option will be exercisable, in whole or in part, at any time up to 48 hours prior to the closing of the Flow-Through Private Placement at the sole discretion of the Underwriters, for the purpose of covering over-allotments, if any (the “FT Over-Allotment Option”). The Underwriters will receive a commission equal to 5.0% of the gross proceeds of the Flow-Through Private Placement (the “FT Underwriters’ Fee”).

Completion of the Flow-Through Private Placement is subject to a number of conditions, including the approval of the TSX and NYSE American. The Company has applied, or will apply, to list the Flow-Through Shares issuable pursuant to the Flow-Through Private Placement on the TSX and NYSE American. Listing will be subject to the Company fulfilling all listing requirements of the TSX and NYSE American, as applicable.

USE OF PROCEEDS

The net proceeds to the Company from the Offering, after deducting the Underwriters’ Fee and the estimated expenses of the Offering (estimated to be approximately US$300,000) are expected to be approximately US$37.8 million, or approximately US$43.5 million if the Over-Allotment Option is exercised in full.

The proposed use of the net proceeds is described in detail below. The below noted allocation represents the Company’s intentions with respect to its use of proceeds based on current knowledge, planning and expectations of management of the Company. Actual expenditures may differ from the estimates set forth below. There may be circumstances where, for sound business reasons, a reallocation of the net proceeds may be deemed prudent or necessary. The actual amount that the Company spends in connection with each of the intended uses of proceeds may vary significantly from the amounts specified below and will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus and in the Annual Information Form.

The Company intends to use the net proceeds of the Offering as follows:

	Net Proceeds		Net Proceeds (including the Over-Allotment Option)
	(US$ Millions)		(US$ Millions)
	2023	2024	2023	2024
I) Exploration expenditures related to the Juanicipio Project, the Deer Trail Project and other projects	7.9	6.3	7.8	9.8
II) Development and sustaining capital expenditures not included in the estimated initial project capital related to the Juanicipio Project	14.2	0.0	14.2	0.0
III) Working capital, corporate expenses, business development, potential future acquisitions and other purposes	4.7	4.7	5.9	5.8

Total:	26.8	11.0	27.9	15.6

If the Underwriters’ Over-Allotment Option is exercised in whole or in part, the Company will use the additional net proceeds from such exercise pro-rata for further exploration expenditures related to the Juanicipio Project, the Deer Trail Project and other projects (approximately US$3.4 million) and for working capital and general corporate purposes (approximately US$2.3 million).

The Company had negative cash flow from operating activities during the nine-month period ended September 30, 2022 and financial year ended December 31, 2021. Although the Company expects the Juanicipio Project to generate positive cash flow once in commercial production, the Company is not expecting to receive, directly or indirectly, its share of cash flow or any portion thereof from such production (whether by way of dividends or otherwise) until 2024, an underlying assumption in the proposed use of proceeds from the Offering.

If the Juanicipio Project does not generate positive cash flow in accordance with this anticipated timeline, if there is a delay in the Company receiving its share of cash flow from production at the Juanicipio Project or if there are unexpected costs and expenses associated with the ramp up to commercial production, the Company may be required to raise additional funds through the issuance of equity or debt securities or otherwise allocate a portion of its cash reserves, including diverting a portion of the net proceeds received by the Company from the Offering, to fund negative cash flow in future periods. See “Risk Factors – Negative cash flow from operating activities in the Company’s recently completed financial year.”

I) Exploration Expenditures – the Juanicipio Project, the Deer Trail Project and others

The Company intends to use up to US$14.2 million (or up to 37.5%) of the net proceeds of the Offering to satisfy the Company’s exploration activities through 2023 and into 2024, including its obligation to fund its 44% pro rata interest in the exploration expenditures of the Juanicipio Project and including its exploration activities as principal operator of the Deer Trail Project.

The ongoing exploration at the Juanicipio Project is aimed at finding new veins within the concession boundaries; converting inferred mineral resources included in the Deep Zone (as defined in the 2017 PEA) into indicated mineral resources; and further tracing the Deep Zone laterally and to depth. Most of the Juanicipio property remains unexplored with many untested targets still to be pursued within the property concession. MAG and Fresnillo, as shareholders of Minera Juanicipio, have both acknowledged that there is considerable further exploration potential in the concession license area. The exploration expenditures incurred by Minera Juanicipio on a 100% basis in 2022 were US$7.0 million (MAG’s 44% share was US$3.1 million), while the current year’s Juanicipio Project exploration budget in progress is $7.9 million (MAG’s 44% share US$3.5 million) and it is anticipated to be at similar levels for subsequent years. Although exploration budgets are approved annually and the 2023 budget has yet to be approved, permit applications for drilling other exploration targets on the property have been submitted or are in the process of being generated pending surface access arrangements. Meanwhile, detailed mapping and sampling of these targets is underway. MAG strongly supports further exploration on the Juanicipio property and has encouraged Fresnillo as operator to increase the exploration activity in subsequent years, although there is no assurance as to what levels of exploration budgets will be agreed to for 2023 or subsequent years or that the objectives of such exploration activities will be achieved.

The Juanicipio Entities’ shareholders agreement does not distinguish between funding of exploration expenditures and funding of development and construction expenditures. The Company has an obligation to fund its 44% pro rata interest in the exploration and capital requirements of the Juanicipio Project in order to maintain its proportionate ownership in the project and to avoid dilution.

The Deer Trail Project displays and satisfies MAG’s top criteria when exploring for large carbonate replacement deposit (CRD) systems, and the Phase I drill program was successful in achieving all of its planned objectives. A Phase II program, the initial results of which were announced by the Company on January 17, 2023, is currently in progress, and it is expected further drilling and exploration will also be undertaken later in 2023 and 2024 on the property.

The Company may also spend a portion of the proceeds designated for exploration on other properties owned by the Company, where the exploration is managed directly by the Company.

The Company intends to allocate US$7.0 million to Juanicipio Project exploration expenditures and US$7.2 million to Deer Trail Project exploration expenditures. In the event of the exercise of the Over-Allotment Option in full, the Company intends to allocate US$7.6 million to Juanicipio Project exploration expenditures and US$10.0 million to Deer Trail Project exploration expenditures.

II) Development and sustaining expenditures in excess of initial project capital

The Company intends to use up to US$14.2 million (or up to 37.5%) of the net proceeds of the Offering to satisfy its obligations to fund its 44% pro rata interest in the capital requirements of the Juanicipio Project, with respect to sustaining capital and development costs not included in the initial project capital cost estimate.

Installation of the processing plant and all associated support infrastructure is now complete with the processing facility in the process of ramping up. The focus is currently transitioning from construction to commissioning activities. During this commissioning phase, lower grade mineralized material is being processed at the Juanicipio processing facility.

Until the Juanicipio processing plant is fully commissioned and ramped up and to the extent mining rates allow, mineralized development and stope material from the Juanicipio property is being processed through the nearby Fresnillo and Saucito beneficiation plants (100% owned by Fresnillo), with the lead (silver-rich) and zinc concentrates treated at market terms under off-take agreements with a related party to Fresnillo, Met-Mex in Torreón, Mexico.

Labour reform legislation on subcontracting and outsourcing in Mexico was published on April 23, 2021 and came into effect on September 1, 2021. With various restrictions on hiring contractors, Fresnillo, as operator, has internalized a portion of its contractor workforce and performs much of the development work directly rather than outsourcing it to contractors. As a result, an associated investment in equipment is required that was either not previously in the project scope or not envisaged to be required until later in the mine life, but is now required for use in underground operations. These additional costs are expected to continue as the plant is commissioned, commercial production is achieved, and the project is in a net cash generating position and MAG will be required to fund its 44% share of such costs.

Although the Company estimates and believes that it will have enough cash and available liquidity to fund its 44% share of the Juanicipio Project capital calls for the remaining Juanicipio mine development, should the scale and scope of the development change further, or should the required capital to complete the development exceed the current estimated initial and sustaining capital requirements, the Company’s cash resources even after giving effect to the Offering may not be sufficient to fund its 44% share of the remaining project development costs. There is also no guarantee that the construction will be completed or, if completed, that production will begin or that financial results will be consistent with the 2017 PEA (See “Risks Relating to Development of Juanicipio Project”). Accordingly, the Company may need to raise significant additional capital in the future over and above the current Offering under such circumstances.

III) Working capital, corporate expenses, business development, potential future acquisitions and other purposes

Up to US$9.4 million (or up to 25%) of the net proceeds of the Offering will be used primarily for working capital, corporate expenses, business development, potential future acquisitions and other purposes. In 2023, the Company intends to allocate US$1.0 million to working capital, US$3.0 million to corporate expenses, US$0.2 million to business development and potential future acquisitions and US$0.5 million to other purposes. In 2024, the Company intends to allocate US$1.0 million to working capital, US$3.0 million to corporate expenses, US$0.2 million to business development and potential future acquisitions and US$0.5 million to other purposes.

Flow-Through Private Placement

The gross proceeds to the Company from the Flow-Through Private Placement are expected to be approximately C$20 million, or approximately C$23 million if the FT Over-Allotment Option is exercised in full. In accordance with the Tax Act, the gross proceeds will be used to incur expenses that are eligible “Canadian exploration expenses” that will qualify as “flow-through mining expenditures”, as such terms are defined in the Tax Act (the “Qualifying Expenditures”), related to the Company’s Larder Project located in Ontario, Canada. The Company will have until December 31, 2024 to incur and renounce the Qualifying Expenditures using the proceeds of the Flow-Through Private Placement.

The expenses incurred in connection with the Flow-Through Private Placement (estimated to be approximately US$108,000) and the FT Underwriters’ Fee will be paid by the Company out of its working capital.

Review by Qualified Person

The proposed use of proceeds with respect to the Juanicipio Project, the Deer Trail Project and the Larder Project discussed above have been reviewed and approved by Dr. Peter Megaw, the Company’s Chief Exploration Officer, a “qualified person” (as such term is defined in NI 43-101).

PRIOR SALES

The Company issued the following Common Shares and securities convertible into Common Shares during the 12-month period prior to the date hereof.

Common Shares

Date of Issuance	Number of Common Shares Issued	Price per Common Share (CAD$)	Reason for Issuance
23-Feb-22	14,940	10.04	Redemption of DSUs
23-Feb-22	7,485	10.02	Redemption of DSUs
23-Feb-22	2,003	7.61	Redemption of DSUs
23-Feb-22	572	14.20	Redemption of DSUs
04-Apr-22	3,158	13.46	Exercise of options
05-Apr-22	5,759	13.46	Exercise of options
05-Apr-22	4,888	14.98	Exercise of options
11-Apr-22	2,897	14.98	Exercise of options
12-Apr-22	3,125	12.75	Exercise of options
19-May-22	5,000	23.53	Exercise of share units
19-May-22	9,539	9.62	Exercise of share units
19-May-22	183	9.93	Exercise of share units
20-May-22	774,643	18.54(1)	The Gatling Acquisition
20-May-22	63,492	18.54(1)	Gatling change of control(2)
21-Jun-22	14,760	9.62	Exercise of share units
29-Aug-22	14,686	14.98	Exercise of share units
29-Aug-22	7,726	21.57	Exercise of share units
20-Sep-22	27,001	9.62	Exercise of share units
28-Sep-22	11,144	13.46	Redemption of DSUs
28-Sep-22	9,475	15.83	Redemption of DSUs
28-Sep-22	9,041	16.59	Redemption of DSUs
28-Sep-22	8,081	9.28	Redemption of DSUs
28-Sep-22	4,392	14.20	Redemption of DSUs
28-Sep-22	1,368	9.92	Redemption of DSUs
28-Sep-22	1,323	9.82	Redemption of DSUs
28-Sep-22	1,176	9.35	Redemption of DSUs
28-Sep-22	5,759	9.62	Exercise of share units
28-Sep-22	2,694	14.98	Exercise of share units
28-Sep-22	1,054	9.93	Exercise of share units
16-Nov-22	3,125	12.75	Exercise of options
16-Nov-22	2,000	13.46	Exercise of options
17-Nov-22	9,124	16.44	Redemption of DSUs
17-Nov-22	5,599	14.20	Redemption of DSUs
17-Nov-22	572	9.92	Redemption of DSUs
17-Nov-22	5,645	14.98	Exercise of options
17-Nov-22	876	13.46	Exercise of options
22-Nov-22	4,285	9.93	Exercise of share units
23-Nov-22	2,000	13.46	Exercise of options
24-Nov-22	68,421	13.91	Exercise of options
29-Nov-22	824	9.93	Exercise of share units
29-Nov-22	4,500	9.62	Exercise of share units
30-Nov-22	16,842	13.91	Exercise of options
02-Dec-22	3,605	13.46	Exercise of options
02-Dec-22	1,560	12.75	Exercise of options
05-Dec-22	1,024	21.57	Exercise of options
06-Jan-23	9,781	13.46	Exercise of options
09-Jan-23	10,000	14.98	Exercise of options
12-Jan-23	1,565	12.75	Exercise of options

Notes

(1)	Deemed price based on the value of the common shares of Gatling acquired in connection with and at the time of the Gatling Acquisition.
(2)	In connection with the Gatling Acquisition, certain consultants of Gatling entitled to receive change of control payments agreed to receive such payments in the form of Common Shares of MAG.

Options under the Company’s rolling Stock Option Plan

Date of Grant	Number of Options Issued	Exercise Price (CAD$)	Reason for Issuance
06-Apr-22	120,898	$20.20	2022 option grant
19-May-22	100,000	$17.02	Incentive option grant – new hire
09-Dec-22	9,191	$21.29	Ad hoc options

RSUs and PSUs under the Company’s Share Unit Plan

Date of Grant	Number of RSU/PSUs Granted	Value per RSU/PSU (CAD$)	Reason for Issuance
06-Apr-22	39,577	$20.20	2022 RSU grant
06-Apr-22	79,156	$20.20	2022 PSU grant
19-May-22	25,000	$17.02	Incentive RSU grant – new hire
19-May-22	5,000	$17.02	Ad hoc RSUs
22-Jun-22	10,958	$16.95	Ad hoc RSUs
09-Dec-22	4,109	$21.29	Ad hoc RSUs
09-Dec-22	8,219	$21.29	Ad hoc PSUs

DSUs under the Company’s Deferred Share Unit Plan

Date of Grant	Number of DSUs Granted	Value per DSU (CAD$)	Reason for Issuance
04-Apr-2022	1,786	20.99	Quarterly grant (1 director)
04-Apr-2022	1,012	20.99	In lieu of directors’ cash fees
30-Jun-2022	1,306	16.27	In lieu of directors’ cash fees
30-Jun-2022	2,304	16.27	Quarterly grant (1 director)
30-Sep-2022	1,289	16.48	In lieu of directors’ cash fees
30-Sep-2022	15.925	16.48	Quarterly grant (7 directors)
31-Dec-2022	1,004	21.15	In lieu of directors’ cash fees
31-Dec-2022	12,411	21.15	Quarterly grant (7 directors)

Gatling Replacement Stock Options

Date of Issuance	Number of Options Issued	Exercise Price per Option (CAD$)	Reason for Issuance
20-May-22	853	45.72
20-May-22	1,706	68.00
20-May-22	5,971	39.86
20-May-22	5,969	39.87
20-May-22	2,130	39.91
20-May-22	9,811	26.37
20-May-22	853	26.38	Replacement stock options granted in
20-May-22	426	26.41	connection with Gatling Acquisition
20-May-22	4,264	25.80
20-May-22	1,706	21.40
20-May-22	7,371	21.68
20-May-22	1,609	21.71
20-May-22	436	21.72
20-May-22	408	21.76
20-May-22	162	21.93

Gatling Replacement Warrants

Date of Issuance	Number of Warrants Issued	Strike Price per Warrant (CAD$)	Reason for Issuance
20-May-22	29,929	41.03
20-May-22	1,278	41.08
20-May-22	511	41.10
20-May-22	1,535	41.04
20-May-22	1,023	41.06
20-May-22	100	41.22	Replacement warrants granted in
20-May-22	42	41.67	connection with Gatling Acquisition
20-May-22	1,599	35.18
20-May-22	6,177	35.21
20-May-22	10,893	35.17
20-May-22	319	35.27
20-May-22	102	35.29

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX (trading symbol: MAG) and the NYSE American (trading symbol: MAG). The following tables set out the market price range and trading volumes of the Common Shares on the TSX and NYSE American for the periods indicated below. The share prices referenced below for Common Shares listed and posted for trading on the TSX are referenced in Canadian dollars and the share prices referenced below for Common Shares listed on the NYSE American are referenced in U.S. dollars.

Toronto Stock Exchange

Month	High (C$)	Low (C$)	Volume
January 2022	21.36	16.74	4,185,185
February 2022	22.89	17.21	4,543,278
March 2022	25.16	18.91	8,054,672
April 2022	23.29	17.83	4,072,788
May 2022	20.19	15.75	4,494,552
June 2022	19.83	15.57	3,837,341
July 2022	18.13	13.60	4,005,316
August 2022	18.35	15.51	3,001,171
September 2022	18.02	14.56	4,894,910
October 2022	19.17	16.41	3,180,552
November 2022	21.50	17.46	3,679,280
December 2022	22.77	19.97	4,989,247
January 2023	22.96	17.92	5,211,942
February 1, 2023	18.63	17.85	251,379

NYSE American, LLC

Month	High (US$)	Low (US$)	Volume
January 2022	17.11	13.09	1,057,275
February 2022	17.85	13.57	865,765
March 2022	19.56	15.12	2,077,175
April 2022	18.47	13.89	888,205
May 2022	15.85	12.07	1,017,297
June 2022	15.72	12.10	1,682,324
July 2022	14.11	10.35	904,678
August 2022	14.32	11.83	886,023
September 2022	13.87	10.65	1,249,603
October 2022	14.01	11.94	851,303
November 2022	16.20	12.67	931,566
December 2022	16.78	14.62	809,682
January 2023	17.00	13.45	1,050,242
February 1, 2023	14.04	13.40	47,720

CONSOLIDATED CAPITALIZATION

Since September 30, 2022, there have been no material changes in our consolidated share and loan capital. The following table sets forth our cash and cash equivalents, long term debt and financial liabilities and capitalization as of September 30, 2022, on an actual basis and after giving effect to the Offering and the Flow-Through Private Placement. This table should be read in conjunction with the Company’s unaudited interim consolidated financial statements of MAG for the three and nine-months ended September 30, 2022, including the notes thereto.

	As at September 30, 2022 before giving effect to the Offering		As at September 30, 2022 after giving effect to the Offering and Flow- Through Private Placement (1)(2)		As at September 30, 2022 after giving effect to the Offering and Flow- Through Private Placement (1)(3)
Cash and equivalents	US$	39.507 million	US$	91.357 million	US$	99.214 million
Long term financial liabilities (lease obligations and reclamation)	US$	0.579 million	US$	0.579 million	US$	0.579 million
Long-term debt	US$	0.000 million	US$	0.000 million	US$	0.000 million
Outstanding Common Shares (unlimited authorized)		98,771,298		102,349,298		102,885,998
Share capital (unlimited authorized)	US$	557.284 million	US$	595.057 million	US$	600.767 million

Notes:

(1)	After deducting the Underwriters’ Fee, FT Underwriters’ Fee and estimated expenses of each of the Offering and the Flow-Through Private Placement payable by the Company.
(2)	Assuming no exercise of the Over-Allotment Option.
(3)	Assuming full exercise of the Over-Allotment Option.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As of the date of this prospectus, 98,978,154 Common Shares and no preferred shares are issued and outstanding.

Common Shares

The shareholders of the Company are entitled to one vote for each Common Share on all matters to be voted on by the shareholders. Each Common Share is equal to every other Common Share and all Common Shares participate equally on liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs after the Company has paid out its liabilities. The shareholders are entitled to receive pro rata such dividends as may be declared by the Board out of funds legally available for such purpose and to receive pro rata the remaining property of the Company upon dissolution. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the Business Corporations Act (British Columbia) and the articles of the Company.

On May 13, 2016, the Board approved a shareholder rights plan (the “Rights Plan”) in the form set forth in the shareholder’s rights plan agreement between the Company and Computershare Investor Services Inc. dated as of May 13, 2016. On June 15, 2016, the Rights Plan was approved by the shareholders at the annual and special meeting of shareholders and by the Toronto Stock Exchange. On June 22, 2022, shareholders of the Company reconfirmed and approved the Rights Plan which will remain in full force and effect until the third annual meeting of shareholders of the Company following the meeting held on June 22, 2022.

Dividend Policy

The Company has neither declared nor paid dividends on its Common Shares. The Company has no present intention of paying dividends on its Common Shares, as it anticipates that all available funds will be invested to finance the growth of its business for the immediate future.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our Board, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

PLAN OF DISTRIBUTION

Pursuant to the Underwriting Agreement, the Company has agreed to sell and the Underwriters have agreed to purchase, as principals, 2,735,000 Offered Shares on the closing date at the Offering Price, payable in cash to the Company against delivery of the Offered Shares. The obligations of the Underwriters under the Underwriting Agreement are subject to compliance with all legal requirements and the conditions contained in the Underwriting Agreement. The Underwriters may terminate their obligations under the Underwriting Agreement at their discretion on the basis of a “material change out”, “disaster out”, “regulatory out”, or similar provision and may also be terminated upon the occurrence of certain other stated events. The Underwriters are, however, obligated to take up and pay for all of the 2,735,000 Offered Shares if any of those Offered Shares are purchased under the Underwriting Agreement.

The terms of the Offering, including the Offering Price, were determined by arm’s length negotiation between the Company and the Underwriters, with reference to the prevailing market price of the Common Shares on the TSX and NYSE American. Subscriptions for Offered Shares will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice.

The Offering is being made concurrently in each of the provinces and territories of Canada, other than Québec, and in the United States pursuant to the multijurisdictional disclosure system implemented by the SEC and the securities regulatory authorities in Canada. The Offered Shares and the Additional Shares will be offered in the United States and Canada by the Underwriters either directly or through their respective duly registered U.S. or Canadian broker-dealer affiliates or agents, as applicable.

H.C. Wainwright & Co., LLC is not registered as an investment dealer in any Canadian jurisdiction for the purposes of the Offering and, accordingly, will not offer and sell the Offered Shares in Canada.

In consideration for the services provided by the Underwriters, the Company has agreed to pay to the Underwriters the Underwriters’ Fee equal to 5.0% of the gross proceeds realized on the proceeds of the Offering (including on any exercise of the Over-Allotment Option). The Company has agreed to reimburse the Underwriters for reasonable fees and expenses and certain out-of-pocket expenses incurred in connection with the Offering, and, subject to a maximum aggregate amount of US$200,000.00, all fees and disbursements of the Underwriters’ legal counsel. The Underwriters will not receive any other fee or commission from the Company in connection with the completion of the Offering.

The Company has granted the Underwriters the Over-Allotment Option, which is exercisable in whole or in part for a period of 30 days from and including the Closing and pursuant to which the Underwriters may purchase up to 410,250 Additional Shares, being up to an additional 15% of the Offering, on the same terms as set forth above to cover over-allotments, if any, and for market stabilization purposes. This prospectus qualifies the grant of the Over-Allotment Option and the issuance of Additional Shares on the exercise of the Over-Allotment Option. A purchaser who acquires Additional Shares forming part of the Underwriters’ over-allocation position acquires those Additional Shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

Pursuant to policy statements of certain Canadian securities regulators, the Underwriters may not, throughout the period of distribution, bid for or purchase Offered Shares. The policy statements allow certain exceptions to the foregoing prohibitions. The Underwriters may only avail themselves of such exceptions on the condition that the bid or purchase not be engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Offered Shares. These exceptions include a bid or purchase permitted under the Universal Market Integrity Rules for Canadian Marketplaces of the Investment Industry Regulatory Organization of Canada, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to applicable laws and in connection with the Offering, the Underwriters may over-allot or effect transactions in connection with the Offering intended to stabilize or maintain the market price of the Offered Shares at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time.

The Underwriters may engage in market stabilization or market balancing activities on the TSX where the bid for or purchase of the Offered Shares is for the purpose of maintaining a fair and orderly market in the Offered Shares, subject to price limitations applicable to such bids or purchases. Such transactions, if commenced, may be discontinued at any time. In particular, the Underwriters may over-allocate or effect transactions which stabilize or maintain the market price of the Offered Shares at levels other than those which might otherwise prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or slowing a decline in the market price of the Offered Shares while the Offering is in progress. These transactions may also include over-allocating or making short sales of the Offered Shares. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked short sales”, which are short positions in excess of that amount. The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Offered Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of Offered Shares available for purchase in the open market compared to the price at which they may purchase Offered Shares through the Over-Allotment Option. The Underwriters must close out any naked short position by purchasing Offered Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase Offered Shares in this Offering. Any naked short position would form part of the Underwriters’ over-allocation position.

The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell all of the Offered Shares at the Offering Price, the Offering Price may be decreased and may be further changed from time to time to an amount not greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the purchasers of the Offered Shares is less than the gross proceeds paid by the Underwriters to the Company.

The TSX has conditionally approved the listing of the Offered Shares on the TSX. The Company has also applied to list the Offered Shares on the NYSE American. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and NYSE American, as applicable. The Offering is expected to close on or about February 7, 2023.

The Company has agreed for a period of 90 days following the closing date not to issue, authorize or agree to issue or approve for issuance any Common Shares of the Company or any securities convertible or exchangeable for or exercisable to acquire Common Shares of the Company, subject to certain limited exceptions. The Company has agreed to cause each of the directors and officers of the Company to enter into lock up agreements, in form and content acceptable to the Underwriters and their counsel, acting reasonably, in favour of the Underwriters evidencing their agreement not to directly or indirectly sell or agree to sell (or announce any intention to do so), any Common Shares or securities exchangeable or convertible into Common Shares for a period of 90 days from Closing without the Underwriters’ prior written consent, such consent not to be unreasonably withheld or delayed, subject to certain limited exceptions.

Settlement

It is expected that the Offered Shares distributed under this prospectus will be deposited with CDS upon the Closing or such other date(s) as may be agreed upon between the Company and the Underwriters, but in any event, not later than 42 days after the date of the receipt for this prospectus. No certificate evidencing the Offered Shares will be issued to purchasers under this prospectus, and registration will be made in the depository service of CDS.

Selling Restrictions Outside of Canada or the United States

No action has been taken by the Company that would permit a public offering of the Offered Shares in any jurisdiction outside Canada or the United States where action for that purpose is required. The Offered Shares may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Offered Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Offered Shares in any jurisdiction in which such an offer or a solicitation is unlawful.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, counsel to the Company, and Stikeman Elliott LLP, counsel to the Underwriters, the following is, as of the date of this prospectus, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder who acquires Offered Shares as beneficial owner pursuant to this prospectus and who, at all relevant times, for the purposes of the Tax Act, deals at arm’s length with the Company and the Underwriters, is not affiliated with the Company or the Underwriters, and will acquire and hold such Offered Shares as capital property (each, a “Holder”). Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure in the nature of trade.

This summary does not apply to a Holder: (i) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (ii) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (iii) that is a “specified financial institution” as defined in the Tax Act; (iv) that is a corporation resident in Canada (for the purpose of the Tax Act) or a corporation that does not deal at arm’s length (for purposes of the Tax Act) with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for the purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act; (v) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (vi) that is exempt from tax under the Tax Act; (vii) that receives dividends on Offered Shares under or as part of a “dividend rental arrangement” as defined in the Tax Act or (viii) that has entered into, or will enter into, a “derivative forward agreement” or a “synthetic disposition arrangement” with respect to the Offered Shares, as those terms are defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Offered Shares. In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Offered Shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, specific proposals to amend the Tax Act (the “Tax Proposals”) which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada-United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies or assessing practices, whether by way of judicial, legislative or governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Currency Conversion

Subject to certain exceptions that are not discussed in this summary, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Offered Shares must be determined in Canadian dollars based on the rate of exchange quoted by the Bank of Canada on the particular day or such other rate of exchange as may be acceptable to the CRA. The amount of dividends to be included in income, and capital gains and losses realized by a Holder, may be affected by fluctuations in the relevant exchange rates.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, and at all relevant times is resident or deemed to be resident in Canada (each, a “Resident Holder”). Certain Resident Holders whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Offered Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Taxation of Dividends

Dividends received or deemed to be received on the Offered Shares will be included in computing a Resident Holder’s income. In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and be subject to the gross-up and dividend tax credit rules applicable to “taxable dividends” received by an individual from “taxable Canadian corporations” (each as defined in the Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, such dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and will normally be deductible in computing such Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of dividends or deemed dividends that are not deductible in computing taxable income. Tax Proposals released on August 9, 2022, are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year. A “subject corporation” is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

Dispositions of Offered Shares

A Resident Holder who disposes of, or is deemed to have disposed of, an Offered Share (other than a disposition to the Company that is not a sale in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such Offered Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Losses”.

Capital Gains and Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.

A capital loss realized on the disposition of an Offered Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Offered Share, or a share substituted for such share, to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Offered Shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of taxable capital gains. Tax Proposals released on August 9, 2022, are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances.

Minimum Tax

Capital gains realized and dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act. Resident Holders should consult their own advisors with respect to the application of minimum tax.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is not and is not deemed to be a resident of Canada and does not use or hold, and is not deemed to use or hold, Offered Shares in connection with carrying on a business in Canada (each, a “Non-Resident Holder”). Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or an authorized foreign bank (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited or deemed to be paid or credited on the Offered Shares to a Non-Resident Holder are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend. Under the Canada-U.S. Tax Convention, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Canada-U.S. Tax Convention and entitled to benefits under the Canada-U.S. Tax Convention (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company.

Dispositions of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition or deemed disposition of Offered Shares unless, at the time of disposition, the Offered Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder, and are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition.

Provided the Offered Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX), at the time of disposition, the Offered Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition, the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to any combination of (a) the Non- Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. An Offered Share may be deemed to be “taxable Canadian property” in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their Offered Shares constitute “taxable Canadian property” in their own particular circumstances.

A Non-Resident Holder’s capital gain (or capital loss) in respect of Offered Shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under the subheadings “Residents of Canada—Dispositions of Offered Shares” and “Residents of Canada – Capital Gains and Losses”.

Non-Resident Holders whose Offered Shares are taxable Canadian property should consult their own advisors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares that are applicable to you if you are a U.S. Holder, as defined below, that acquires Common Shares pursuant to this Offering. This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In particular, the information set forth below deals only with U.S. Holders that will hold Common Shares as capital assets for U.S. federal income tax purposes (generally, property held for investment) and that do not own, and are not treated as owning, at any time during the preceding five years, 10% or more of the total combined voting power or value of all classes of our stock entitled to vote. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of U.S. Holders, such as:

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities;

•	insurance companies;

•	persons holding the Common Shares as part of a hedging, integrated or conversion transaction, constructive sale or “straddle”;

•	persons who acquired Common Shares through the exercise or cancellation of Options or otherwise as compensation for their services;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	persons that generally mark their securities to market for U.S. federal income tax purposes;

•	dealers or traders in securities or currencies;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Common Shares being taken into account in an applicable financial statement; or

•	holders whose functional currency is not the U.S. dollar.

This summary does not address estate and gift tax or any U.S. federal tax other than income tax or tax consequences under any state, local or foreign laws.

For purposes of this section, you are a “U.S. Holder” if you are: (1) a citizen or an individual resident alien of the United States as determined for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity is a beneficial owner of our Common Shares, the tax treatment of a partner or other owner or participant will generally depend upon the status of the partner (or other owner or participant) and the activities of the entity (or arrangement). If you are a partner (or other owner of or participant in the partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) of a pass-through entity that acquires Common Shares, you are urged to consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of Common Shares.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements, existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Common Shares and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign, tax laws of the acquisition, ownership and disposition of Common Shares.

Distributions

Subject to the PFIC rules discussed below, the gross amount of any distribution made by us will generally be subject to U.S. federal income tax as dividend income to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, without reduction for any Canadian income tax we may be required to withhold from such distributions under Canadian law. Such amount will be includable in gross income by you as ordinary income on the date that you actually or constructively receive the distribution in accordance with your regular method of accounting for U.S. federal income tax purposes. The amount of any distribution made by us in property other than cash will be the fair market value of such property on the date of the distribution.

To the extent that a distribution exceeds the amount of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in your adjusted basis in Common Shares held by you (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you upon a subsequent disposition of Common Shares), with any amount that exceeds your adjusted basis being taxed as a capital gain recognized on a sale, exchange or other taxable disposition (as discussed below). However, we do not intend to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, and you should therefore assume that any distribution by us with respect to our Common Shares will be treated as dividends for U.S. federal income tax purposes.

Certain dividends received by non-corporate U.S. investors on shares of certain non-U.S. corporations are subject to U.S. federal income tax at a preferential rate if certain conditions are met. Distributions with respect to our Common Shares will not be eligible for the dividends received deduction generally available to U.S. Holders that are corporations.

If you are eligible for benefits under the Treaty, you may be able to claim a reduced rate of Canadian withholding tax. You are urged to consult your own tax advisor about your eligibility for reduction of Canadian withholding tax. You may claim a deduction or a foreign tax credit, subject to other applicable limitations, only for tax withheld at the appropriate rate. You will not be allowed a foreign tax credit for any portion of the withholding tax that could have been avoided by claiming benefits under the Treaty. Dividends will be treated as having a foreign source for U.S. foreign tax credit purposes. Recently issued final U.S. Treasury regulations (“Final FTC Regulations”) have imposed additional requirements that must be met for a foreign tax to be creditable. In lieu of claiming a credit, you may be able to take a deduction for such taxes if, among other things, you do not elect to claim a foreign tax credit for any other non-U.S. taxes paid or accrued during the taxable year. An election to deduct foreign taxes instead of claiming foreign tax credits must be applied to all foreign taxes paid or accrued in the U.S. Holder’s taxable year. Recently issued proposed U.S. Treasury regulations (“Proposed FTC Regulations”) relax certain requirements of the Final FTC Regulations. The rules governing the foreign tax credit are complex and involve the application of rules that depend upon your particular circumstances. Accordingly, you are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

The gross amount of any distributions paid in any non-U.S. currency will be included by you in income in a dollar amount calculated by reference to the exchange rate in effect on the day you actually or constructively receive the distribution in accordance with your regular method of accounting for federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars. If such non-U.S. currency is converted into U.S. dollars on the date of the payment, you should not be required to recognize any foreign currency gain or loss with respect to the receipt of non-U.S. currency as distributions. If, instead, such non-U.S. currency is converted at a later date, any currency gains or losses resulting from the conversion of the non-U.S. currency will be treated as U.S. source ordinary income or loss.

Sale, Exchange or Other Taxable Disposition of Common Shares

You generally will recognize gain or loss upon the sale, exchange or other taxable disposition of our Common Shares in an amount equal to the difference between (i) the amount realized upon the sale, exchange or other taxable disposition and (ii) your adjusted tax basis in the Common Shares. Subject to the PFIC rules discussed below, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, you have held the Common Shares for more than one year. If you are an individual taxpayer, long-term capital gains are subject to taxation at favorable rates. The deductibility of capital losses is subject to limitations under the Code.

Gain or loss, if any, that you realize upon a sale, exchange or other taxable disposition of Common Shares will be treated as having a United States source for U.S. foreign tax credit purposes. Consequently, you may not be able to use any foreign tax credits arising from any Canadian tax imposed on the sale, exchange or other taxable disposition of Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources or unless an applicable treaty provides otherwise. The Final FTC Regulations further restrict the availability of any such credit. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

If you receive any foreign currency on the sale of Common Shares, you may recognize ordinary income or loss as a result of currency fluctuations between the date of the sale of Common Shares and the date the sale proceeds are converted into U.S. dollars.

Passive Foreign Investment Company Considerations

Special U.S. federal income tax rules apply to U.S. persons owning stock of a PFIC. A foreign corporation will be considered a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to the applicable “look through” rules, either (1) at least 75 percent of its gross income is “passive” income (the “income test”) or (2) at least 50 percent of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). For purposes of determining whether a foreign corporation will be considered a PFIC, such foreign corporation will be treated as holding its proportionate share of the assets and receiving directly its proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25 percent (by value) of the stock.

We believe we were a PFIC for 2019 and prior years. We expect to not be a PFIC for the current year. Nonetheless, we may be treated as a PFIC for U.S. federal income tax purposes in subsequent years. If we were to be classified as a PFIC, a U.S. Holder that does not make any of the elections described below would be required to report any gain on the disposition of any of our Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received with respect to our Common Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for the shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year in which we were a PFIC would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. An “Excess Distribution” generally would be any distribution to you with respect to Common Shares during a single taxable year that is greater than 125% of the average annual distributions received by you with respect to Common Shares during the three preceding taxable years or, if shorter, during your holding period for the Common Shares. In addition, you would generally be subject to similar rules with respect to distributions to us by, and dispositions by us of the stock of, any of our direct or indirect subsidiaries that are also PFICs (“lower-tier PFICs”).

Mark-to Market Election

If our Common Shares are treated as “marketable stock” for purposes of the PFIC rules, you may avoid the foregoing PFIC rules by making a mark-to-market election. Our Common Shares will be marketable stock if they are regularly traded on a qualifying exchange that is either (i) a national securities exchange which is registered with the SEC or the national market system established pursuant to the Exchange Act, or (ii) any exchange or other market that the United States Treasury Department determines is adequate. The Company believes that the NYSE American and TSX meet this test, and accordingly, provided that our Common Shares are regularly traded on the NYSE American or TSX, you should be able to make a mark-to-market election with respect to the Offered Shares if the Company is classified as a PFIC. After making such an election, or on an actual sale, you generally would include as ordinary income at the end of each taxable year during which the election is in effect and during which we are a PFIC the excess, if any, of the fair market value of our Common Shares over your adjusted basis in such Common Shares. You also would be allowed to take an ordinary loss in respect of the excess, if any, of your adjusted basis in our Common Shares over their fair market value at the end of the taxable year, and for any loss recognized on actual sale, but only to the extent, in each case, of the previously included mark-to-market income not offset by previously deducted decreases in value. Any loss on an actual sale of our Common Shares would be a capital loss to the extent in excess of previously included mark-to market income not offset by previously deducted decreases in value.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, you would continue to be subject to the PFIC rules with respect to your indirect interest in any investment held by us that is treated as an equity interest in a PFIC for U.S. federal income tax purposes, notwithstanding making a mark-to-market election in respect of our Common Shares. We hold the Juanicipio Project in a subsidiary that we expect to be treated as a lower-tier PFIC. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of holding our Common Shares and the availability of any tax elections if we are considered a PFIC in any taxable year.

QEF Election

The PFIC tax rules outlined above also would not apply to you if you alternatively elected to treat us as a “qualified electing fund” or “QEF.” You are urged to consult your tax advisor as to the availability and consequences of such an election. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC or, in certain cases, QEF inclusions.

If we provide the necessary information and you were eligible for and timely made a QEF election, you would include in income each year for which we are a PFIC (and be subject to current U.S. federal income tax on) your pro rata share of our ordinary earnings, as ordinary income, and net capital gains, as long-term capital gain, for our taxable year that ends with or within your taxable year, regardless of whether such amounts are actually distributed. Any such ordinary income would not be eligible for the favorable rates applicable to qualified dividend income. If you are a corporation you will not be eligible for a dividends received reduction in respect of such income or gain. Your adjusted tax basis in our Common Shares would be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed would result in a corresponding reduction in your adjusted tax basis in our Common Shares and would not be taxed again. You would not, however, be entitled to a deduction for your pro rata share of any losses that we incurred with respect to any year. In certain cases in which we did not distribute all of our earnings in a taxable year, you might also be permitted to elect to defer payment of some or all of the taxes on our income, subject to an interest charge on the deferred amount. You would generally recognize capital gain or loss on the sale, exchange or other disposition of our Common Shares. You would generally make a QEF election with respect to the first year during which we were at any time a PFIC by filing IRS Form 8621 with your U.S. federal income tax return. The QEF election is made on a shareholder by shareholder basis and can only be revoked with the consent of the IRS. We will provide you with the information that is necessary to make a QEF election with respect to us or any lower-tier PFICs, upon request.

Notwithstanding any election made with respect to our Common Shares, dividends received with respect to our shares will not constitute “qualified dividend income” if we are a PFIC in either the year of the distribution or the preceding taxable year. Dividends that do not constitute qualified dividend income are not eligible for taxation at the reduced tax rate discussed above in “Certain United States Federal Income Tax Considerations — Distributions.” Instead, such dividends would be subject to tax at ordinary income rates.

You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of holding our Common Shares if we are considered a PFIC in any taxable year.

Additional Tax on Passive Income

Certain U.S. Holders who are individuals, estates and trusts are required to pay a 3.8 percent tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale of other taxable disposition of the Common Shares may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding additional tax on passive income.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends paid to you in respect of Common Shares and the proceeds received by you from the sale, exchange or other disposition of Common Shares within the United States unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

In addition, you should be aware that reporting requirements are imposed with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. Such U.S. Holders must attach a complete IRS Form 8938, statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Common Shares. You are urged to consult your tax advisor regarding the application of the information reporting rules to our Common Shares.

During any taxable year in which we or any subsidiary is treated as a PFIC with respect to you, you may be required to file an annual report with the IRS. Failure to file such report could result in the imposition of penalties. You are urged to consult your tax advisor concerning the PFIC annual filing requirements.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of the Company are Deloitte LLP, Independent Registered Public Accounting Firm, at 410 West Georgia Street, Vancouver, British Columbia.

The transfer agent and registrar for the Common Shares in Canada is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

Deloitte LLP have issued their Reports of Independent Registered Public Accounting Firm dated March 31, 2022 in respect of the Company’s consolidated financial statements as at and for the years ended December 31, 2021 and December 31, 2020 and the Company’s internal control over financial reporting as of December 31, 2021. Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

INTEREST OF EXPERTS

The technical information contained or incorporated by reference in this prospectus has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of the persons described below. The following persons are named as having prepared or certified a report under NI 43-101 referenced in this prospectus, either directly or in a document incorporated by reference.

Under the supervision of AMC Mining Consultants (Canada) Ltd., Adrienne Ross, Ph.D., P.Geo., P.Geol., Gary Methven, P.Eng., Harald Muller, FAusIMM and Carl Kottmeier, P.Eng. are the authors responsible for the preparation of the technical report entitled “Juanicipio NI 43-101 Technical Report (Amended and Restated)”, dated January 19, 2018, with an effective date of October 21, 2017 and filed on SEDAR on January 19, 2018. This report replaces and supercedes the previously filed reports with respect to the Juanicipio Project.

Dr. Peter Megaw, Ph.D., C.P.G. is a Qualified Person as defined under NI 43-101 and has prepared, supervised the preparation of or reviewed certain parts of this prospectus and the documents incorporated by reference herein that are of a scientific or technical nature.

None of the experts named in the foregoing section held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company’s associates or affiliates, other than Dr. Peter Megaw who is a shareholder of the Company and holds approximately 0.4% of the outstanding securities of the Company. The Company is obligated to a 2.5% NSR royalty on the Cinco de Mayo property payable to the principals of Cascabel, which includes Dr. Peter Megaw.

Please see “Auditors, Registrar and Transfer Agent” for a discussion of the interests of Deloitte LLP and please see “Legal Matters” for a discussion of the interests of the legal experts involved in preparing this prospectus.

AGENT FOR SERVICE OF PROCESS

Dr. Peter Megaw resides outside of Canada and has appointed the following agents for service of process in Canada:

Name of Person	Name and Address of Agent
Dr. Peter Megaw	MAG Silver Corp. 770 – 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters and by Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters, and on behalf of the Underwriters by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. The partners and associates of Blake, Cassels & Graydon LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company. The partners and associates of Stikeman Elliott LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the Business Corporations Act (British Columbia). Most of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws. See “Risk Factors”.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, Delaware 19711 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR at www.sedar.com. Certain of our filings are also electronically available on EDGAR and may be accessed at www.sec.gov.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against all eligible penalties (as defined herein) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding (as defined herein) after the final disposition of such eligible proceeding.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of the Registrant or an eligible party, may:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the Court considers appropriate.

Under Section 165 of the Act, the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21 of the articles of MAG Silver Corp. (the “Articles”), the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21 of the Articles.

Subject to any restrictions in the Act, the Registrant may indemnify any person.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles.

For the purposes of the Articles, an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an “eligible party”) or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. “Expenses” has the meaning set out in the Act.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of the Registrant;

•	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant;

•	at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•	at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

FORM F-10

EXHIBITS OF MAG SILVER CORP.

EXHIBIT NUMBER	DESCRIPTION

3.1	Underwriting Agreement.

3.2*	Term Sheet.

4.1*	Annual Information Form for the year ended December 31, 2021, dated March 31, 2022, (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022 (File No. 001-33574)).

4.2*	Audited consolidated financial statements as at December 31, 2021 and 2020 and for the years then ended, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022 (File No. 001-33574)).

4.3*	Management’s discussion and analysis for the years ended December 31, 2021 and 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022 (File No. 001-33574)).

4.4*	Unaudited condensed interim consolidated financial statements as at September 30, 2022 and for the three and nine month periods ended September 30, 2022 and 2021, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on November 14, 2022 (File No. 001-33574)).

4.5*	Management’s discussion and analysis for the three and nine months periods ended September 30, 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on November 14, 2022 (File No. 001-33574)).

4.6*	Management Information Circular, dated May 12, 2022 relating to the annual general and special meeting of shareholders held on June 22, 2022 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on May 25, 2022 (File No. 001-33574)).

4.7*	Material Change Report, dated January 3, 2023, relating to the announcement of the Juanicipio Project’s connection to the national power grid (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on January 4, 2023 (File No. 001-33574)).

5.1	Consent of Deloitte LLP, independent registered public accounting firm.

5.2*	Consent of Peter Megaw, Ph.D., C.P.G.

5.3*	Consent of AMC Mining Consultants (Canada) Ltd.

5.4*	Consent of Blake, Cassels & Graydon LLP.

5.5*	Consent of Stikeman Elliott LLP.

6.1*	Powers of Attorney (included on the signature page of the initial Registration Statement).

107*	Calculation of Filing Fee Tables.

*	Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on February 2, 2023.

MAG SILVER CORP.

By:	/s/ George Paspalas
Name: George Paspalas Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ George Paspalas George Paspalas	Director, President and Chief Executive Officer (Principal Executive Officer)	February 2, 2023

* Fausto Di Trapani	Chief Financial Officer (Principal Financial & Accounting Officer)	February 2, 2023

* Peter D. Barnes	Director	February 2, 2023

* Tim Baker	Director	February 2, 2023

* Jill Leversage	Director	February 2, 2023

* Selma Lussenburg	Director	February 2, 2023

* Dan MacInnis	Director	February 2, 2023

* Susan Mathieu	Director	February 2, 2023

* Dale Peniuk	Director	February 2, 2023

*By:	/s/ George Paspalas
Name: George Paspalas
Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 2 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on February 2, 2023.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates